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                            TRANSPORTATION AGREEMENT

                                     BETWEEN

                        THE UNITED STATES POSTAL SERVICE

                                       AND

                           FEDERAL EXPRESS CORPORATION

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

                            TRANSPORTATION AGREEMENT
                                     BETWEEN
                        THE UNITED STATES POSTAL SERVICE
                                       AND
                           FEDERAL EXPRESS CORPORATION

                                TABLE OF CONTENTS

Preamble.....................................................................1
ARTICLE 1 - DEFINITIONS .....................................................1
ARTICLE 2 - FEDEX SERVICES ..................................................8
ARTICLE 3 - DISPUTE RESOLUTION ..............................................9
ARTICLE 4 - INDEPENDENT CONTRACTOR...........................................11
ARTICLE 5 - TAXES ...........................................................11
ARTICLE 6 - FEDEX COMPENSATION...............................................13
ARTICLE 7 - PAYMENTS ........................................................13
ARTICLE 8 - GENERAL OBLIGATIONS OF FEDEX ....................................14
ARTICLE 9 - GOVERNMENT REGULATION............................................18
ARTICLE 10 - DISCLOSURE/TRADEMARKS ..........................................18
ARTICLE 11 - OBLIGATIONS OF USPS ............................................21
ARTICLE 12 - LIABILITIES OF THE PARTIES......................................23
ARTICLE 13 - RISK OF LOSS; CLAIMS PROCEDURE;
             LIMITATION OF LIABILITY.........................................25
ARTICLE 14 - REPRESENTATIONS AND WARRANTIES..................................25
ARTICLE 15 - TERM AND TERMINATION............................................26
ARTICLE 16 - EVENTS OF DEFAULT...............................................29
ARTICLE 17 - CONFIDENTIALITY.................................................30
ARTICLE 18 - FORCE MAJEURE...................................................30
ARTICLE 19 - STANDARD USPS CLAUSES...........................................31
ARTICLE 20 - APPLICABLE LAW..................................................47
ARTICLE 21 - ENTIRE AGREEMENT................................................47
ARTICLE 22 - AMENDMENTS OR MODIFICATIONS.....................................48
ARTICLE 23 - ASSIGNMENT......................................................48
ARTICLE 24 - WAIVER OF BREACH................................................48
ARTICLE 25 - NOTICES.........................................................48
ARTICLE 26 - REPRESENTATIVES.................................................49
ARTICLE 27 - SEVERABILITY....................................................50
ARTICLE 28 - ORDER OF PRECEDENCE CLAUSE......................................50
EXHIBIT A -- OPERATION SPECFICATIONS
               Attachment I Day-turn Operating Plan
               Attachment II Night-turn Operating Plan
               Attachment III Airworthiness
               Attachment IV Unacceptable Packages
EXHIBIT B -- RATES
EXHIBIT C -- PAYMENT PROCEDURES
EXHIBIT D -- MEDIATORS LIST
EXHIBIT E -- FORM OF ESCROW AGREEMENT

                            TRANSPORTATION AGREEMENT

THIS TRANSPORTATION AGREEMENT (this "AGREEMENT") is entered into as of January 10, 2001 between:

THE UNITED STATES POSTAL SERVICE, an independent establishment of the United States of America established pursuant to 39 United States Code Section 101 et seq., having an office at 475 L'Enfant Plaza S.W., Washington, D.C. 20260-1135 ("USPS"), and

FEDERAL EXPRESS CORPORATION, a company organized and existing under the laws of Delaware, having an office at 3610 Hacks Cross Roads, Memphis, Tennessee 38125 (together with its Affiliate, "FEDEX" and together with USPS, the "PARTIES" and each individually, a "PARTY").

                                    PREAMBLE

WHEREAS, USPS is engaged in the transportation and delivery of, among other things, deferred, day-certain and time-sensitive shipments to various destinations throughout the United States and around the world,

WHEREAS, FedEx is engaged in the integrated air and ground transportation of, as well as providing import and export customs services for, time-sensitive and time-definite shipments to various destinations throughout the United States and around the world,

WHEREAS, USPS desires to provide for the transportation and delivery of the Products (as such term is defined in this Agreement) in accordance with the Operating Specifications (as such term is defined in this Agreement),

WHEREAS, USPS desires FedEx to perform and FedEx is willing to provide the FedEx Services (as such term is defined in this Agreement) to USPS.

FOR AND IN CONSIDERATION of the mutual covenants contained in this Agreement, the Parties agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

For purposes of this Agreement and its Schedules, the following terms shall have the following meanings:

"ACTUAL AIRCRAFT ARRIVAL" means the actual time that an aircraft blocks in at a destination ramp.

"ADVERTISEMENT" means a free or paid mass or targeted communication under the control of a party intended for the general public or a specific potential or existing customer, the ultimate purpose of which is to promote the sale of such party's products or services, including, but not limited to, television, radio and internet commercials, out-of-home ads (e.g., billboards, sports stadium displays, transit signs), direct mail ads, print ads and free standing inserts in newspapers, magazines, and electronic media.

"AREA DISTRIBUTION CENTER" (ADC) means any USPS or third Party location that receives packages inbound to a market from FedEx or acts as a destination that receives Packages inbound to a market from FedEx.

"AIR MAIL CENTER " (AMC) means any USPS or third Party location that acts as an origin or destination location for tendering USPS packages to or from FedEx outbound or inbound from a market or acts as an origin or destination location for tendering USPS packages to or from FedEx outbound or inbound.

"AIRWORTHY" means the conformity of an ULD with the conditions set forth in Attachment III to the Operation Specifications.

"AFFILIATE" means an entity that Controls or is directly or indirectly Controlled by a Party or is under joint Control with a Party that Controls. An Affiliate is also an entity that is under the common Control of another entity that also Controls a Party.

"ALL PURPOSE CONTAINER" (APC) is a type of USPS mail transport equipment into which Packages are sorted.

"ANNUAL TOTAL AIR FORECAST" means the forecast provided to FedEx by USPS pursuant to Section 4.2.0 of the Operating Specifications.

"BASELINE COMMITMENT" means the Baseline Commitment by origin that FedEx is committed to transport and that USPS is obligated to provide as set forth in the Operating Plans.

"BY-PASS NETWORK FLOW" means the By-pass Network Flow that is to be developed by the parties from time to time pursuant to the provisions of Section 3.6.0 of the Operating Specifications.

"BY-PASS TARGET RATE" means the percentage, determined on a system-wide aggregate basis, of ULDs that will be By-pass ULDs (which will not be less than 25% unless otherwise agreed by FedEx in writing). The By-pass Target rate will be determined on a Schedule Period basis in accordance with the procedures set forth in Section 3 of the Operating Specifications.

"BY-PASS ULDs" means a single ULD loaded at the origin location for a particular destination. The volume in the ULD will not be individually processed in the FedEx sort operation. USPS sometimes refers to By-pass ULDs as "intacts".

"CHANGE OF CONTROL EVENT" shall mean

     (a) any Person or group (within the meaning of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules of the Securities and Exchange Commission promulgated thereunder as in effect on the date thereof) who is not a stockholder of FedEx Corporation as of the date hereof becoming the beneficial owner pursuant to Rule 13d-3 or 13d-5 under the Exchange Act of Voting Stock of FedEx Corporation having more than 30%


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

          of the voting power of all of the then outstanding Voting Stock of FedEx Corporation;

     (b) individuals who are not Continuing Directors constituting a majority of the Board of Directors of FedEx Corporation, or individuals who are not appointed or designated by FedEx Corporation constituting a majority of the Board of Directors of FedEx;

     (c) FedEx Corporation consolidating with or merging into any other Person, or any other Person consolidating with or merging into FedEx Corporation, unless the stockholders of FedEx immediately prior to such transaction hold at least 50% of the outstanding Voting Stock of the surviving corporation;

     (d) FedEx consolidating with or merging into any other Person that is not a direct or indirect subsidiary of FedEx Corporation, or any other such Person merging with or into FedEx, unless Federal Express is the surviving corporation;

     (e) FedEx, in one transaction or a series of related transactions, conveying, transferring or leasing, directly or indirectly, all or substantially all of its assets to any other Person that is not a direct or indirect subsidiary of FedEx Corporation; and

     (f) FedEx Corporation and one or more of its direct or indirect wholly-owned subsidiaries ceasing to own and control 80% of the issued and outstanding Voting Stock of FedEx.


"COMMITTED VOLUMES" means the volumes that USPS is committed to providing FedEx and that FedEx is committed to transporting during any Schedule Period as more fully described in Section 3.6.0 of the Operating Specifications.

"COMMITTED VOLUME SCHEDULE" means the schedule developed by FedEx as described in Section 3.6.0 of the Operating Specifications.

"CONSOLIDATION SCAN" (CONS) is a scan that associates multiple package tracking numbers to a consolidated unit and can associate multiple consolidated units to a single unit. This is the scan that is performed when individual pieces are consolidated into a ULD.

"CONTINUING DIRECTOR" means an individual who is a member of the Board of Directors of FedEx Corporation on the date of this Agreement or who shall have become a member of the Board of Directors of FedEx Corporation subsequent to such date and who shall have been nominated or elected by a majority of the other Continuing Directors then members of the Board of Directors of FedEx Corporation.


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

"CONTAINERIZED TRANSPORT VEHICLE" (CTV) means any truck that is used to transport ULDs.

"CONTROL" or "TO CONTROL" means with respect to an entity ownership of more than 50% of the capital stock or equity interest and voting control of any entity and the power to designate a majority of the board of directors of such entity.

"DAILY RECONCILED AMOUNT" means the FedEx invoice amount for the specified shipping day.

"DANGEROUS GOODS" OR "HAZARDOUS MATERIAL" means articles or substances which are capable of posing a significant risk to health, safety or to property when transported by air and which are classified according to Section 3 (Classification) of the International Air Transport Association (IATA) Dangerous Good Regulations, regardless of variations, exceptions, exemptions, or limited quantity allowances.

"DAY-TURN OPERATING PLAN" means the Day-turn operating plan attached to the Operating Specifications as Attachment I and relates to the Day-turn Operations.

"DAY-TURN OPERATIONS" means the FedEx operation that operates Tuesday through Sunday and processes FedEx Economy Service volume.

"DELIVERY SCAN" means a scan performed by FedEx that indicates that FedEx has tendered volume to USPS.

"DISPATCH AND ROUTING TAG" (D&R TAG) means a bar coded USPS label that is attached to Handling Units. The D&R Tag provides an identification number that is unique for thirty days from generation in human and machine-readable format as well as the destination FedEx ramp identifier of the Handling Unit in human readable format.

"EMPLOYEES WITH ACCESS TO THE MAIL" means FedEx employees who transport, sort, load and unload mail to and from the aircraft including supervisors of such employees.

"ESCROW AGREEMENT" means the form Escrow Agreement attached to this Agreement as Exhibit E into which funds may be deposited pursuant to the provisions of
Section 3.1 and 7.3 of this Agreement.

"FEDEX HOLIDAYS" means the holidays that FedEx does not operate as listed in
Section 3.9.1 of the Operating Specifications.

"FEDEX SERVICES" means the services described in the Operating Specifications to be provided by FedEx to USPS.

"GOVERNMENTAL BODY" means any:

     (i)  international, federal, state or local jurisdiction of any nature;

     (ii) international, federal, state or local government;


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     (iii)     international, federal, state or local governmental or
               quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal); and

     (iv) international, federal, state or local body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

"INBOUND MARKET VOLUME" means all inbound Handling Units to a destination AMC or ADC.

"HANDLING UNIT" means a ULD (other than a Partial ULD), Mailbag, Tub, Mail Tray, or Outside that is individually processed by FedEx. The term "Handling Unit" does not include the contents of a By-pass ULD.

"HAZARDOUS MATERIALS" has the meaning set forth in the definition for Dangerous Goods.

"HUB SCAN" means a scan performed by FedEx at a HUB.

"LEGAL REQUIREMENT" means any federal, state, local or other administrative order, constitution, law, ordinance, principle of common law, rule, regulation, statute, policy, procedure, directive, binding guideline or interpretation, or treaty.

"LOCAL" means the location closest to where an event or circumstance exists.

"LOCAL PLAN" means the individual plans that will be entered into at the Local level between FedEx and USPS in accordance with the Operating Specifications.

"MAIL BAGS" means USPS bags with maximum dimensions of 30 inches by 15 inches by 15 inches. The closure of the Mail Bag must be such that no straps or strings are hanging loose. The Mail Bag must have a permanently affixed location on the side of the bag which allows the routing label to be affixed in such a manner that it can be scanned by the FedEx automated sorting equipment.

"MAIL TRAYS" means closed and secured containers with dimensions no greater than 21 inches by 19 inches by 19 inches used to carry mail.

"MARKET LANE" has the meaning set forth in Section 3.2.0 of the Operating Specifications.

"MARKET SERVICE COMMITMENT TIME" means the time specified by which FedEx commits to tender volume to USPS as more fully described in Section 8.5 hereof.

"MEDIATOR'S LIST" means the list of potential mediators as jointly agreed by the parties and attached as Exhibit D hereto.

"MINIMUM GUARANTEED VOLUMES" means the minimum volumes that USPS is obligated to provide to FedEx as more fully set forth in Section 11.1 hereof.


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

"NATIONAL DISRUPTION" means the declaration of a national disruption by FedEx in accordance with its standard procedures for its national customer base [*].

"NETWORK EXPANSION REIMBURSEMENT" means an amount equal to [*] to be paid by USPS to FedEx pursuant to the provisions of Section 6.3 of this Agreement and any additional amounts that become payable by USPS to FedEx pursuant to the provisions of Section 11.4 of this Agreement.

"NIGHT-TURN OPERATING PLAN" means the Operating Plan attached to the Operating Specifications as Attachment II that relates to the Night-turn Operations.

"NIGHT-TURN OPERATIONS" means the FedEx operation that operates Monday night through Friday night and Sunday and processes primarily FedEx Overnight packages.

"OPERATING PLAN" means either the Day-turn Operating Plan or the Night-turn Operating Plan, individually or collectively.

"OPERATING SPECIFICATIONS" means the description of the services to be provided by FedEx under this Agreement and the responsibilities and obligations of each of the parties in connection therewith as set forth in Exhibit A to this Agreement.

"ORDER" means any award, decision, injunction, judgment, order, ruling, subpoena, or verdict entered, issued, made or rendered by any court, administrative agency, or other Governmental Body or by any arbitrator.

"OUTBOUND MARKET VOLUME" means all outbound Handling Units originating from the geographic area served by an AMC.

"OUTSIDES" means individual packages with dimensions no greater than 108 inches in combined length and girth and with no single dimension greater than 84 inches.

"PACKAGE" means any box or envelope that is accepted by USPS for delivery to the consignee.

"PARTIAL ULD" means a ULD that is used to convey loose Handling Units from the AMC to the FedEx ramp. This ULD will be unloaded at the origin ramp.

"PERSON" means any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Body.

"POSSESSION SCAN" means a scan performed by FedEx that indicates FedEx has accepted volume from USPS.

"PRELIMINARY NETWORK FLOW" has the meaning set forth in Section 3.6.0 of the Operating Specifications.

"PROCEEDING" means any action, arbitration, audit, hearing, investigation, litigation or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought,


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

conducted or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

"PROCESS CODE" means the code set forth in each Operating Plan that describes the method of and time periods for the pickup and delivery from and to each AMC and ADC.

"READY FOR CARRIAGE" means adequately packaged, labeled and secured Shipments in the condition required by the Operating Specification.

"REGIONAL DISRUPTION" means a major event that adversely affects transportation networks on a regional basis as evidenced by the declaration of a state of emergency by a state or Federal Governmental Body.

"SCANNING SPECIFICATIONS" means the specifications that are attached to the Operating Specifications as Attachment VI and which relate to the requirements for the D&R Tag and the scanning devices to be used by FedEx personnel in the performance of the FedEx Services.

"SCHEDULED AIRCRAFT ARRIVAL" means the planned block-in time at the FedEx ramp in accordance with the Schedule Period Operations Schedule.

"SCHEDULE BLOCK" means one or more Schedule Periods grouped together by FedEx for purposes of determining flight schedules during such period.

"SCHEDULE BLOCK IMPLEMENTATION DATE" means the first day of scheduled flights during any Schedule Block Period.

"SCHEDULE PERIOD" means one of the twelve periods ranging from twenty-eight (28) to thirty-five (35) days as shall from time to time be specified by FedEx.

"SCHEDULE PERIOD IMPLEMENTATION DATE" means the first day of scheduled flights during any `Schedule Period.


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

"SCHEDULE PERIOD OPERATIONS SCHEDULE" means the flight schedule that is applicable during each Schedule Block as developed pursuant to the provisions of
Section 3.6.0.

"SCHEDULE PERIOD REQUEST FORECAST" means the forecast provided to FedEx by USPS pursuant to the provisions of Section 3.5.0 of the Operating Specifications.

"SCHEDULE PERIOD TOTAL AIR FORECAST" means the forecast provided to FedEx by USPS pursuant to the provisions of Section 3.4.0 of the Operating
Specifications.

"SERVICE COMMENCEMENT DATE" means August 27, 2001 or any earlier or later date on which FedEx begins the performance of the FedEx Services.

"SERVICE LEVEL" means the measurement of FedEx's performance calculated in the manner described in Section 8.5 of this Agreement.

"SERVICE LEVEL COMMITMENT" means the percentage of service level that FedEx commits to achieve as provided in Section 8.5 of this Agreement.

"SHIPMENT" means all Packages moving on an individually processed D&R Tag.

"SHIPPING DAY" means a day on which FedEx performs the FedEx Services.

"SHIPPING PERIOD" means Saturday through Friday.

"SHIPPING PERIOD RECONCILED AMOUNT" means the FedEx invoiced amount for the Shipping Period.

"TRANS LOG FILE" means the USPS data file that contains, for each D&R Tag, the actual weight, origin, and destination market for each Handling Unit. All changes to the Trans-Log File including layout, valid data values or data definitions must be communicated to FedEx not later than 60 calendar days prior to the implementation of the change unless otherwise mutually agreed.

"UNACCEPTABLE PACKAGES" means packages that are unacceptable for transportation in the FedEx network as described in Attachment IV to the Operating Specifications.

"UNIT LOAD DEVICE" (ULD) means the general name used to refer to FedEx air containers.

"UNIVERSAL ROUTING AND SORT AID" (URSA) means the alphanumeric code on FedEx packages to designate its routing.

"VOTING STOCK" means all outstanding shares of capital stock of a Person entitled to vote generally in the election of directors.

                                   ARTICLE 2

                                 FEDEX SERVICES

Effective as of the Service Commencement Date, USPS wishes FedEx to provide the FedEx Services and FedEx hereby agrees to perform the FedEx Services. The Parties expressly agree


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

that, subject to the condition that FedEx shall remain liable hereunder, FedEx may provide the FedEx Services through an Affiliate or any sub-contractor. FedEx may not sub-contract the FedEx Services except in the ordinary course of business and in a manner that does not discriminate against USPS without the prior written consent of USPS. Notwithstanding the foregoing, FedEx may not sub-contract more than [*].

                                    ARTICLE 3

                               DISPUTE RESOLUTION

3.1 The parties shall attempt in good faith to resolve any dispute arising out of or relating to this Agreement in the following manner:

     (a) Either Party may give the other Party written notice of any dispute not resolved in the normal course of business. Said notice as it relates to FedEx shall be the submission of a claim as described in
          Article 19, Clause B-9. Said notice as it relates to USPS shall be the provision to FedEx of a Contracting Officer's written Final Decision as described in Article 19, Clause B-9. That notice must set forth the basis for the initiating Party's claim and the documentation that the initiating Party believes supports its claim. The authorized representatives of both parties (the "Representatives"), will meet at a mutually acceptable time and place within ten days after the date of the delivery of that notice and as often after that time as they reasonably deem necessary for the purpose of exchanging relevant information and attempting to resolve the dispute.

     (b) If, following the referral of the matter to their respective Representatives, either Party declares the matter to be at an impasse, the parties will jointly select a mediator from the Mediators List. If the parties cannot agree upon the selection of a mediator within seven days, each Party will select a mediator and the two mediators will then select a third mediator. The parties will develop the Mediators List, within 60 days of the execution of this Agreement (or such later time as the parties mutually agree). If parties fail to agree upon the Mediators List within such time frame, then upon declaration of an impasse as referred to above, each Party will designate a mediator and the two mediators will then select a third mediator. In each case where the parties select a mediator that then selects a third mediator, the three mediators will serve as a panel at the Mediation Hearing referred to in (c) below. Any required action of the mediators will be as determined by a majority of the mediators.

     (c) The place of mediation (the "Mediation Hearing") will be held in Washington DC and shall be held within five days of the


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

          appointment of the mediator or mediators, as the case may be. At the mediation hearing each Party will make a presentation supporting its position on the matter in dispute. No later than five days following the Mediation Hearing the mediator or the mediators, as the case may be, shall render an opinion as to whether it is improbable or probable that the initiating Party will prevail on the disputed matter if the matter were to be litigated in a court of competent jurisdiction without a jury. The mediator or mediators, as the case may be, must base their decision on the evidence introduced at the hearing, including all logical and reasonable inferences from that evidence. In rendering their decision, the mediators will determine the parties' rights and obligations according to the substantive and procedural laws of the law governing this Agreement and the terms of this Agreement.

     (d) If the mediator or mediators have opined that it is probable that the initiating Party will prevail on the disputed matter, and the non-initiating Party remains unwilling to pay the amount of the claim, the non-initiating party will make the payments referred to in Section
          7.3 of this Agreement into an interest bearing escrow account pursuant to the terms of the Escrow Agreement attached hereto as Exhibit E. The dispute will then be resolved in accordance with the provisions of Clause B-9 of Article 19 below. Upon resolution of the dispute, the amount held in escrow will be released to the initiating Party if and to the extent that a payment is to be made to the initiating Party otherwise the amounts on deposit in the escrow account will be paid to the non-initiating Party.

3.2 Either Party, in its discretion, may be represented by an attorney at the Mediation Hearing.

3.3 The parties may extend any deadline specified in this Article 3 by mutual agreement.

3.4 The parties will treat all negotiations conducted in accordance with the requirements of this Article 3, including, without limitation, the exchange of any position memoranda, as confidential and as compromise and settlement negotiations for purposes of the Federal Rules of Evidence and the rules of evidence of any court having jurisdiction over the dispute.

3.5 The provisions of this Article 3 shall not be applicable to the payment of any amounts invoiced or reconciled in accordance with the provisions of Exhibit C hereunder. All disputes arising from such payments will be handled in accordance with Section 7.3 of this Agreement.

3.6 Each Party shall be responsible for the payments of its own costs incurred in connection with the provisions of this Article 3. Each Party will bear one-half of the costs of the Mediators utilized in connection with this
     Article 3.


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

                                    ARTICLE 4

                             INDEPENDENT CONTRACTOR

     The Parties intend that an independent contractor relationship will be created by this Agreement. Each Party is interested only in the results of the other Party's work and shall not exercise any control over the conduct or supervision of the work or the means of its performance. Each Party shall have full responsibility for the collection and payment of its own international, federal, state and local employment-related taxes and contributions, including penalties and interest, insurance, social security, income tax, workers' compensation or any other similar statute Each Party shall indemnify and hold the other harmless for any liability (including taxes, interest, and penalties) resulting from its improper or incorrect tax reporting, withholding, remitting, and similar activities or obligations, or from the failure to file, collect, report or pay any of the above mentioned employment taxes.

                                    ARTICLE 5

                                      TAXES

5.1 Except as provided in 5.2 below, any and all taxes, excises, fees, duties and assessments whatsoever (including interest and penalties) ("Tax" or "Taxes") arising out of the sale or performance of the FedEx Services, in any manner levied, assessed or imposed by any Governmental Body or subdivision or agency thereof having jurisdiction shall be the sole responsibility and liability of USPS. FedEx reserves the right to add the amount of any such Tax to its charges for the Services.

5.2       Except as provided in Section 5.3 below, USPS' obligations under
          5.1 shall not extend to taxes based upon, measured by or with respect to, the net or gross income, items of tax preference or minimum tax or excess profits, receipts, capital, franchise, net worth or conduct of business or any other similarly-based taxes of FedEx.

5.3 USPS represents that it has obtained from the Internal Revenue Service (IRS) a ruling which permits USPS to pay directly to IRS the federal excise tax applicable to the air transportation of mail within the United States, and which relieves air transportation carriers of mail of any obligation to collect and remit to IRS such excise tax on the air transportation of mail. USPS further represents that IRS has recognized that the terminal handling of mail is an accessorial service that is not subject to the federal excise tax, provided the charges therefor are separately stated on billing documents. In light of these representations the parties agree as follows:

     (a) USPS shall be exclusively responsible for payment to the IRS of federal excise taxes on air transportation services under this contract.

     (b) Bills submitted by FedEx to USPS for air transportation services under this contract shall not include any amounts for federal excise taxes, whether separately stated or incorporated as an element of charges for air transportation services. All charges for taxable transportation and non-taxable terminal handling services shall be clearly identified as such and shall be separately stated on all bills submitted by


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          Fedex to USPS under this contract. This separate statement shall be made in a manner consistent with Generally Accepted Accounting Principles and with FedEx's then current methodology for calculating its federal excise tax liability.

     (c) USPS shall hold harmless, save and defend FedEx from any demand or claim of, or on behalf of, the IRS or the United States based on the application of federal excise taxes (including interest and penalties thereon) to the transportation services performed by FedEx under this contract, or any portion thereof. If FedEx's excise tax liability on its services other than the FedEx Services provided to USPS is increased as a result of providing the FedEx Services to USPS, USPS shall indemnify FedEx for such increase as if such increase were a tax subject to the indemnity of the first sentence of this Section 5.3(c). Such increase shall be the difference between (x) FedEx's excise tax liability if it had not provided the FedEx Services to USPS and (y) FedEx's actual excise tax liability. The accuracy of the calculation by FedEx of an amount payable pursuant to this Section 5.3(c) shall be verified, upon the request of USPS, by a firm of independent public accountants reasonably acceptable to FedEx and to USPS. In order to enable such accountants to verify such calculations, FedEx shall provide to such accountants (for their own confidential use and not to be disclosed to USPS or any other person and subject to the execution of a satisfactory confidentiality agreement) all information reasonably necessary for such verification, including any computer analyses used by FedEx to calculate such amount or amounts. This verification shall be made in a manner consistent with Generally Accepted Accounting Principles and with FedEx's then current methodology for calculating its federal excise tax liability. The cost of such verification shall be borne by USPS unless it is determined that the actual amount payable deviates in favor of USPS by more than 5% from the amount originally determined by FedEx, in which case such costs will be borne by FedEx.

     (d) FedEx may, in its sole discretion, apply for a ruling from the Internal Revenue Service to the effect that it may exclude the revenues and transportation costs of providing the FedEx Services to USPS in determining FedEx's excise tax liability on its services for customers other than USPS. Such ruling application may include further guidance as determined by FedEx. USPS agrees to fully cooperate with FedEx in the application for any such ruling, including, but not limited to, joining FedEx as a named Party on such ruling application.

                                    ARTICLE 6

                               FEDEX COMPENSATION

6.1 As consideration for the performance of the FedEx Services, FedEx shall receive compensation from USPS in accordance with Exhibit B.

6.2 FedEx shall be entitled to compensation from USPS for any additional services as may be agreed in writing. Notwithstanding the foregoing, FedEx shall not be obligated to perform any additional services or to accept any changes to the obligations and responsibilities of FedEx or USPS without FedEx written consent.

6.3 To reimburse FedEx for a portion of certain expenses incurred or to be incurred to expand FedEx's existing network to enable it to perform the FedEx Services, USPS shall pay the Network Expansion Reimbursement as follows: One half of the Network Expansion Reimbursement shall (subject to the satisfaction of the condition set forth in Section 15. 2 (b)) be payable on March 30, 2001 with the balance due on October 15, 2001. USPS's obligation to pay the Network Expansion Reimbursement is unconditional and shall not be refundable except to the extent that the parties shall mutually agree that the costs to be reimbursed have not been and will not be incurred. For the avoidance of doubt, the parties acknowledge that while the FedEx actual expenses to be incurred will be in excess of the Network Expansion Reimbursement amount, USPS's obligation will be limited to such amount. The parties further agree that the Network Expansion Reimbursement represents the [*].

                                    ARTICLE 7

                                    PAYMENTS

7.1 Payments shall be made in accordance with the Payment Procedures set forth in EXHIBIT C to this Agreement. All payments shall be in United States Dollars in current funds, without offset or reduction. If such charges are not paid when due, the defaulting Party shall be charged interest in the manner and amount prescribed by the Prompt Payment Act.

7.2 In no event whatsoever shall either Party exercise a lien on any Shipment for reason of a claim against the other Party.

7.3 USPS agrees promptly to pay all amounts invoiced by FedEx without setoff or adjustment as follows: USPS will pay 100% of all amounts invoiced for FedEx Services rendered under the contract (whether or not such amount is disputed by USPS). For amounts that either Party claims entitlement ("Claims") as described in Article 3 , the non-initiating Party will pay into Escrow, in the manner described in Article 3 an amount [*].

     Payment by either Party under the dispute process is not to be construed, in any manner, as an admission by that Party of liability to the other or, in any proceeding, as evidence of entitlement on the part of such Party. Each Party expressly reserves its right to assert a claim for the recovery of any payment, or part of a payment, through the disputes procedures of this contract, to which it believes the other was not entitled. By making a payment pursuant to the dispute process of this Agreement, no Party is waiving any claims, defenses or other matters relating to or against FedEx.

                                    ARTICLE 8

                          GENERAL OBLIGATIONS OF FEDEX

8.1 FedEx shall at all times during the term of this Agreement comply in all material respects with the terms and conditions of this Agreement and all Exhibits and Schedules attached hereto, which shall be considered as an integral part of this Agreement.

8.2 FedEx shall provide USPS timely, reasonable assistance and cooperation to enable USPS representatives to understand significant individual or trending claims for lost, damaged or delayed Shipments.

8.3 FedEx shall provide to USPS ongoing access to a designated service representative who shall (i) provide prompt response to unsatisfactory trends, perform root cause analysis with regard to each such trend and help, advise and assist with the development of commercially reasonable corrective actions acceptable to FedEx so as to mitigate any future damage or injury resulting therefrom and to minimize the risk of the reoccurrence of the same or similar situations prospectively, and (ii) provide claims processing and support.

8.4 (a) FedEx and USPS will work together to determine USPS's data requirements relating to non-proprietary volume scans, network performance and billing statistics. FedEx will provide the following data to USPS:

     [*]

     (b) FedEx will provide all USPS scan data one business day following the Shipping Day.

     (c) The Local Plans referenced in the Operating Specifications will provide for the availability of data to USPS relating to:

     [*]

     (d) In addition to the foregoing data and reports, FedEx will exercise its good faith efforts to provide a report that sets forth actual transported container weights.

8.5 FedEx agrees that it will perform the FedEx Services consistent with the Service Level Commitments calculated in accordance with the following procedures:

     (a) The Day-turn Operating Plan and the Night-turn Operating Plan shall each set forth a Market Service Commitment Time for each ADC or AMC. Each Market Service Commitment Time assumes that the ADC or AMC will be served by a wide-body aircraft type. If, at any time, the scheduled last aircraft servicing an ADC or

     AMC changes, the Market Service Commitment Time will be adjusted as follows: The Market Service Commitment Time will be [*] than specified if the aircraft is changed from a wide-body aircraft to a narrow-body aircraft and will be [*] than specified if the aircraft is changed form a narrow-body aircraft to a wide-body aircraft. This adjustment will be made each time the scheduled last aircraft servicing an ADC or AMC changes. If, as a result of either a local or national Air Traffic Control (ATC) system degradation, the Day-turn or Night-turn Market Service Commitment Time for a specific location can not be maintained, both parties will meet to discuss adjustments for each affected ADC or AMC. If, because of such ATC degradation, FedEx requests a Market Service Commitment Time later than the one then in effect and if USPS refuses to grant the request, FedEx may [*].

     (b) For each Handling Unit tendered to USPS prior to the Market Service Commitment Time, as conclusively evidenced by the time-stamp on the Delivery Scan, service will have been met. The Service Levels will be calculated independently for the Day-turn and Night-turn network for each Schedule Period by dividing the total cubic feet (for the Day-turn network) or total weight (for the Night-turn network) of product for which service has been met during the Schedule Period by the total cubic feet (in the case of Day-turn network) or the total weight (in the case of the Night-turn network) of the product accepted from the USPS by FedEx during the Schedule Period. There shall be excluded from the calculation of the Service Level any days on which a [*]. In addition, if the percentage of By-pass ULDs shall be more than [*] less than the By-pass Target Rate, there shall be excluded from the calculation of the Service Level Commitment, the cubic footage equivalent of the deficiency below the By-pass Target Rate. For Handling Units that are not Bypass ULDs, the weight will be the weight shown in the Trans-Log file.

     (c) The following Service Level Commitments shall apply for each network following the completion of a five-month transition and testing period (the "Transition Period"). The Transition Period shall begin on the first month in which FedEx carries the Minimum Guaranteed Volumes:

     [*] % of product delivered prior to the Market Service Commitment Time except December and January

     [*] % of product delivered prior to the Market Service Commitment Time for the period December 9 through and including December 24, [*]% for the rest of December and [*]% for January.

     The following service times shall apply during the Transition Period:

     Month 1--[*]%            Month 4 - [*]%

     Month 2--[*]%            Month 5--[*]%

     Month 3--[*]%

     Notwithstanding the foregoing, if any of the first five months after Month 2 are a December or January, then the customary Service Level Commitments for December and January shall apply to those months. If either Month 1 or Month 2 is a December or January, then the Month 1 or Month 2 Service Level Commitments, as the case may be, shall apply.

     (d) Should no Delivery Scan be found in the FedEx scan record for a Handling Unit (excluding ULDs) for which a Possession Scan has been made, [*]. Not less than quarterly, the parties will jointly perform a test to determine the number of Handling Units that have received a Possession Scan without a corresponding Delivery Scan. The parties will discuss methods to minimize this problem during the SWORD Committee meetings referred to in
     Section 13.6.0 of the Operating Specifications.

     (e) Should the actual Service Level be less than the Service Level Commitment, FedEx will [*].

     (f)  [*]

8.6 (a) Employees with Access to the Mail that are hired after the Service Commencement Date must undergo the pre-employment screening activities set forth below. These employees may commence employment on an interim basis as USPS completes its review. Upon completion of the USPS review, these employees will receive a non-sensitive clearance. If USPS does not grant this non-sensitive clearance, the employee may not act in the capacity of an Employee with Access to the Mail. In addition to completing the standard FedEx pre-employment screening, the following must occur:

          i). Complete drug screening for those substances identified by the Substance Abuse and Mental Health Service Administration (SAMHSA) as the five most abused substances which are: cocaine, marijuana, amphetamine/methamphetamine, opiates and phencyclidine (PCP).

          ii). Complete and forward to the Contracting or his designee a single Finger Print card for each employee.

          iii). Forward to the Contracting Officer or his designee a completed, signed and dated PS From 2181-C (Contractor Authorization and Release) on each employee.

          iv). Forward to the Contracting Officer or his designee on each employee a completed, signed and dated PS Form 2025 or such other form as may be mutually agreed by the Parties.

          v). Forward to the Contracting Officer or his designee a completed Certification and Transmittal Cover Sheet (CAT) and the items referenced therein to be forwarded. Items identified for retention therein should be retained in Memphis notwithstanding any contrary statement in such form.

          Said forwarded information shall be submitted to Contracting Officer and will be reviewed by the Postal Service Inspection Service, and FedEx employee security clearances will be granted in accordance with the Postal Service's standard policies.

     (b) With respect to Employees with Access to the Mail hired before the Service Commencement Date, USPS will grant a waiver of the requirements listed in (a) above if FedEx submits to USPS within 30 days after the Service Commencement Date, a certification that all Employees with Access to the Mail have:

          (i) Undergone a criminal history check for the seven year period prior the date of employment;
          (ii) If hired after 1985 have satisfactorily completed a FedEx drug screening test; and
          (iii) Undergone FedEx's standard pre-employment screening.

                                    ARTICLE 9

                              GOVERNMENT REGULATION

9.1 FedEx shall remain a company in good standing under the laws of the State of Delaware.

9.2 FedEx shall substantially comply with all laws, orders or regulations that may be applicable to the performance of the FedEx Services and shall obtain and keep current all licenses, permits and authorizations from all governmental agencies and authorities necessary for the performance of the FedEx Services.

9.3 FedEx shall not be required to perform any material FedEx Services that have been determined by a court of competent jurisdiction or by a Governmental Body with subject matter jurisdiction to be in violation of any applicable law or regulation.

9.4 USPS agrees that none of its obligations and rights contemplated by this Agreement constitute sovereign acts within the meaning of the "sovereign acts doctrine."

9.5 USPS shall have the right to audit FedEx's books and records for the limited purpose of investigating alleged criminal activity or civil fraud. This provision shall not be deemed to limit the audit or investigative rights or obligation of any Governmental Body including without limitation the Office of the Inspector General and the Postal Inspection Service that have been granted or imposed by applicable statute or regulation. In addition to the foregoing, FedEx will provide such supporting documentation as it shall in its discretion deem necessary to allow USPS properly to review any Claims, disputed payments, and compliance with the Service Standards.

                                   ARTICLE 10

                              DISCLOSURE/TRADEMARKS

[*]

10.2 Notwithstanding the provisions of Section 10.1 above, neither party shall be required to obtain prior written approval before providing information regarding this Agreement:

     a. To Members of Congress (their staffs or designees), provided that while the Chairperson of the House Subcommittee with oversight responsibility of USPS may receive copies of this Agreement, other members of Congress, their staffs or designees may receive copies that are redacted in the same manner that will apply to a Freedom of Information Act request.

     b.   In response to legal process or otherwise required by law.

     c. In response to a request from the Department of Justice Antitrust Division attorneys or economists in pursuit of a non-public investigation.

     d. In response to requests submitted to USPS under the Freedom of Information Act. In this regard, the USPS shall follow the procedures promulgated at 39 CFR Section 265.8.

10.3 USPS shall not use in Advertisements, the trademarks, tradenames, service marks or logotypes of FedEx without the prior written consent of FedEx to do so, which consent may be withheld in FedEx's sole discretion. USPS shall have 120 days from the commencement date of this Agreement to obtain FedEx's approval of any Advertisements currently in use that include FedEx Marks.

10.4 FedEx shall not use in Advertisements, the trademarks, tradenames, service marks or logotypes of USPS without the prior written consent of USPS to do so, which consent may be withheld in USPS' sole discretion. FedEx shall have 120 days from the commencement date of this Agreement to obtain USPS' approval of any Advertisements currently in use that include USPS Marks.

10.5 Both Parties acknowledge the need to market their respective products and services aggressively.

                                   ARTICLE 11

                               OBLIGATIONS OF USPS

11.1 For the period beginning on the Service Commencement Date and ending twelve Schedule Periods thereafter, the average daily Minimum Guaranteed Volume for the Day-turn Operations will be [*] and for the Night-turn volume, will be [*] with not more than [*] individual Handling Units for each Schedule Period. This amount is calculated by dividing the total volume measured on a cubic foot basis for the Day-turn Operation and on weight for the Night-turn Operation to be moved during the Schedule Period by the total number of operating days for the Schedule Period (six days per operating week for Day-turn and five days per operating week for Night-turn minus, in each case, the number of FedEx Holidays occurring during that Schedule Period). On each anniversary of the Service Commencement Date, the Day-turn Minimum Guaranteed Volume for the ensuing year will increase by [*] and the Night-turn Minimum Guaranteed volume will increase by [*] the previous year's amount including any increased volume arising as a result of the exercise by USPS of its option granted in Section 11.4 below.

11.2 [*]

11.3 Except as provided in Section 11.4 below and in Sections 3.8.0 and 8.1.1 of the Operating Specifications, FedEx shall not be required to transport more than the Minimum Guaranteed Volume.

11.4 USPS is hereby granted an option, exercisable in writing only during a 12 month period beginning on the Service Commencement Date, to increase the Minimum Guaranteed Volume for the Day-turn Network [*]. If USPS exercises this option, the pricing in effect as of the effective date of the increase in Minimum Guaranteed Volume will be applicable to the increased volume. USPS's notice of election of the exercise of this option shall specify the Market Lanes to which it desires the increase to apply. No volume for any origin market will increase by more than [*] the pro rata share of the request without FedEx approval. FedEx will, within 60 days of its receipt of the notice of the exercise of USPS's option, notify USPS of the implementation date of the increase in the Minimum Guaranteed Volume. The implementation date of the increase in the Minimum Guaranteed Volume shall not be later than eighteen months from the date of FedEx's receipt of USPS exercise of its option to increase the Minimum Guaranteed Volume. In order to reimburse FedEx for the continuing costs of network, USPS will pay to FedEx an additional Network Expansion Reimbursement payable as set forth in the table below. One half of the additional Network Expansion Reimbursement shall be payable four months prior to the implementation date of the increased Minimum Guaranteed Volume with the balance payable on the effective date of the increase. If USPS exercises the option granted in this Section 11.4, USPS's obligation to pay this additional Network Expansion Reimbursement will be unconditional and will not be refundable except to the extent that the parties shall mutually agree that the costs to be reimbursed have not been and will not be incurred. For the avoidance of doubt, the parties acknowledge that while the FedEx actual expenses to be incurred will be in excess of the amount of the additional Network Expansion Reimbursement amount, USPS's obligation will be limited to the amounts specified below. The parties further agree that the Network Expansion Reimbursement represents the first amounts of such costs incurred or to be incurred.

-----------------------------------------------------------------------------------------
NUMBER OF MONTHS FROM USPS EXERCISE OF       ADDITIONAL NETWORK EXPANSION
OPTION THAT INCREASED MINIMUM GUARANTEED     REIMBURSEMENT (NOTE: THE REIMBURSEMENT
VOLUME IS EFFECTIVE                          AMOUNT ASSUMES THAT THE INCREASED AMOUNT IS
                                             [*].
-----------------------------------------------------------------------------------------
ONE THROUGH EIGHT                            [*]

-----------------------------------------------------------------------------------------
NINE                                         [*]

-----------------------------------------------------------------------------------------


                                       19

-----------------------------------------------------------------------------------------
TEN                                          [*]

-----------------------------------------------------------------------------------------
ELEVEN                                       [*]

-----------------------------------------------------------------------------------------
TWELVE                                       [*]

-----------------------------------------------------------------------------------------
THIRTEEN                                     [*]

-----------------------------------------------------------------------------------------
FOURTEEN                                     [*]

-----------------------------------------------------------------------------------------
FIFTEEN                                      [*]

-----------------------------------------------------------------------------------------
SIXTEEN                                      [*]

-----------------------------------------------------------------------------------------
SEVENTEEN                                    [*]

-----------------------------------------------------------------------------------------
EIGHTEEN                                     [*]

-----------------------------------------------------------------------------------------

11.5 USPS shall substantially comply with all laws and regulations that may be applicable to this Agreement and to all transactions and activities to be performed hereunder. Except as provided in Section 15.4 below, USPS shall not be required to perform any of its obligations hereunder that have been determined by a court of competent jurisdiction or by a Governmental Body with subject matter jurisdiction to be in violation of any applicable law or regulation.

11.6 USPS shall tender all Shipments to FedEx Ready for Carriage.

                                  ARTICLE 12

                           LIABILITIES OF THE PARTIES

12.1 USPS shall be liable to FedEx for all Losses (as hereinafter defined) to the extent such Losses arise out of or result from (directly or indirectly), or are in connection with:

     (a)  any breach by USPS of any of the terms of this Agreement;

     (b) any breach of any representation or warranty made by USPS in this Agreement, the Schedules hereto or any other certificate or document delivered by USPS pursuant to this Agreement;

     (c) any failure by USPS to perform or comply with any of its covenants or obligations under this Agreement;

     (d) any third Party customer claims arising from or in connection with the loss, damage or delay of any Shipment; or

     (e) injuries to persons or property on or at USPS's property which arise from the negligent or wrongful act or omission by a USPS employee while within the scope of his employment, under circumstances where USPS, if it were a private person, would be liable in accordance with the law of the place where such negligent or wrongful act or omission occurred.

12.2 FedEx shall be liable to USPS for all Losses, to the extent such Losses arise out of, result from, or are in connection with:

     (a)  any breach by FedEx of any of the terms of this Agreement;

     (b) any breach of any representation or warranty made by FedEx in this Agreement, or any other certificate or document delivered by FedEx pursuant to this Agreement (other than Article 5);

     (c) any failure by FedEx to perform or comply with any of its covenants or obligations under this Agreement; or

     (d) any injuries to persons or property on or at FedEx's property which arise from the negligent or wrongful act or omission by a FedEx employee while acting within the scope of his employment.

12.3 For purposes of this Agreement, "Losses" shall mean the aggregate of any and all payments for claims, liabilities, suits, actions, proceedings, demands, charges, damages, impositions, assessments, levies, duties, losses, diminution in value, costs, or expenses (including reasonable attorney fees, expert witness fees, court costs and other costs of investigation and defense) of every kind and nature, whether or not involving a third-Party claim, incurred by the Party suffering the Losses and which are awardable under Federal Contract Law.

12.4 The parties agree that in the event of any dispute arising hereunder or pursuant to a third Party action against a Party, the parties shall cooperate in good faith in providing requested information and access to persons with knowledge of the dispute, which includes, but is not limited to, the production of requested documents, securing evidence, obtaining the attendance and cooperation of witnesses, and providing prompt responses to all discovery requests.

12.5 Except as otherwise provided in this agreement, neither Party shall be liable to the other for the payment of any indirect, special or consequential damages arising as a result of the performance, non-performance or malperformance hereunder.

12.6 The liability of the parties set forth in this Article 12 shall not be the exclusive area of liability of the Parties under this Agreement.

                                   ARTICLE 13

             RISK OF LOSS; CLAIMS PROCEDURE; LIMITATION OF LIABILITY

FedEx shall not be responsible for any Losses arising as a result of any loss, damage or delay to any shipment except to the extent of any insurance proceeds received as a result of a catastrophic loss of an aircraft or other vehicle transporting the shipment and attributable to USPS Packages.

                                   ARTICLE 14

                         REPRESENTATIONS AND WARRANTIES

     14.1 USPS makes the followings representations and warranties:

     (a) The execution and delivery by USPS of this Agreement and the performance by USPS of its obligations hereunder have been duly authorized by all necessary action of USPS, and this Agreement has been executed and delivered by duly authorized officers of USPS.

     (b) No authorization, approval, consent, permit, license, order, designation, or declaration of or filing by or with any Governmental Body under the federal laws of the United States is necessary in connection with the execution and delivery of this Agreement by USPS and the consummation of each of the transactions contemplated hereby. As promptly as possible after the date of this Agreement, USPS will make all notices and/or filings required by Legal Requirements to be made by USPS in order to consummate the transactions contemplated by this Agreement, and, as promptly as possible after the date of this Agreement, USPS will cooperate with FedEx with respect to any and all notices and/or filings that FedEx is required by Legal Requirements to make.

     (c) To the best of the USPS' knowledge, except for the case entitled Emery Worldwide Airlines, Inc. v. The United States Postal Service filed with the United States Court of Federal Claims on January 5, 2001, there is no Proceeding pending, that challenges, or that prevents, delays, makes illegal, or otherwise interferes with, this Agreement and the transactions contemplated hereunder.

     (d) To the best of the USPS' knowledge, there is no Order to which USPS is subject that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interferes with, this Agreement and the transactions contemplated hereunder.

     (e) USPS is not a Party to any exclusive contract, agreement, arrangement, plan or understanding with any Person to provide to USPS any of the products and services to be provided by FedEx to USPS under this Agreement.

14.2 FedEx makes the following representation and warranties:

     (a) The execution and delivery by FedEx of this Agreement and the performance by FedEx of its obligations hereunder have been duly authorized by all necessary corporate or other action of FedEx, and this Agreement has been executed and delivered by duly authorized officers of FedEx.

     (b) No authorization, approval, consent, permit, license, order, designation, or declaration of or filing by or with any Governmental Body under the federal laws of the United States is necessary in connection with the execution and delivery of this Agreement by FedEx and the consummation of each of the transactions contemplated hereby. As promptly as possible after the date of this Agreement, FedEx will make all notices and/or filings required by Legal Requirements to be made by FedEx in order to consummate the transactions contemplated by this Agreement, and, as promptly as possible after the date of this Agreement, FedEx will cooperate with USPS with respect to any and all notices and/or filings that USPS is required by Legal Requirements to make.

     (c) Neither the execution of this Agreement nor the performance of its obligations hereunder violate the terms of any contract, indenture or other agreement under which FedEx or its properties is bound.

     (d) To the best of the FedEx's knowledge, there is no Order to which FedEx is subject that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interferes with, this Agreement and the transactions contemplated hereunder.


                                   ARTICLE 15

                              TERM AND TERMINATION

15.1 INITIAL TERM

     This Agreement shall commence on January 8, 2001 and shall expire on last tender by FedEx of shipments on the last day of the August Schedule Period in 2008. Not later than twenty-four (24) months prior to the expiration date, the Parties shall commence discussions with a view to renewing this Agreement. The Parties shall agree not later than eighteen months prior to the expiration of this Agreement whether this Agreement shall be renewed. If the parties have not agreed to extend this Agreement by such date, this Agreement shall expire in accordance with its terms. During the six-month negotiation period, USPS agrees not to negotiate with any third Party for the performance of the FedEx Services. At all times during the referenced negotiation period, FedEx shall have the resources or the capacity to acquire the resources necessary to provide the services to USPS which are the subject of the negotiations between the parties.

15.2 (a) Conditions Precedent. The Retail Agreement shall have been executed and delivered to FedEx and all conditions precedent to the effectiveness thereof shall have been satisfied.

     (b) Condition Subsequent. The obligation of FedEx to provide the FedEx Services hereunder is subject to the condition subsequent that [*], FedEx shall have entered into a letter agreement with the FedEx Pilot Association concerning the transactions contemplated hereby.

15.3 The following optional termination events shall apply:

     (a) Either Party may terminate this Agreement without cause upon [*] months prior written notice to the other Party.

     (b) If USPS terminates or is deemed to have terminated the Retail Agreement or defaults in the performance of its obligations thereunder, FedEx may terminate this Agreement upon [*] months notice without the payment of a penalty of any amount.

     (c) If FedEx terminates or is deemed to have terminated this Agreement or defaults in the performance of its obligations hereunder, USPS may terminate the Retail Agreement upon [*] months notice without the payment of a penalty of any amount.

     (d) If a Change of Control Event occurs with respect to FedEx, USPS may terminate this Agreement upon [*] months notice without the payment of a penalty of any amount.

     (e) Either Party shall have the right to terminate this Agreement on May 15, 2001 or such earlier date as the Parties shall mutually agree if a Governmental Body with subject matter jurisdiction has indicated to either Party a concern with a material provision of this Agreement. The General Counsel of the Party intending to terminate this Agreement will consult with the General Counsel of the other not less than three days prior to its election of its right under this Section 15.3 (e).

15.4 Consequences of Termination

     (a) If either Party exercises its option to terminate the Agreement (other than a termination referred to in Section 15.4 (b) below) pursuant to
     Section 15.3 (a) above, it shall be liable to the other Party for the payment of termination fees in accordance with the following schedule:

--------------------------------------------------------------------------------
Notice Date of Termination                   Termination Fee Payable
--------------------------------------------------------------------------------
July, 2001 through June, 2002                [*]

--------------------------------------------------------------------------------
July, 2002 through June, 2003                [*]

--------------------------------------------------------------------------------
July, 2003 through June, 2004                [*]

--------------------------------------------------------------------------------
July, 2004 through June, 2005                [*]

--------------------------------------------------------------------------------


                                       24

--------------------------------------------------------------------------------
July, 2005 through June, 2006                [*]

--------------------------------------------------------------------------------
July, 2006 through June, 2007                [*]

--------------------------------------------------------------------------------

     (b) If as a result of an order of a court of competent jurisdiction or any agency or department of a Governmental Body, this Agreement is terminated prior to the commencement of the FedEx Services, USPS will pay the following liquidated amounts to FedEx to compensate FedEx for its costs in preparing for the start up of the FedEx Services and not as a payment of a penalty. If USPS has paid the Network Expansion Reimbursement on March 30, 2001, no additional amounts will be paid to FedEx pursuant to this Section. If the termination of this Agreement is as a result of a final determination by a court of competent jurisdiction or any agency or department of a Governmental Body that this Agreement is in violation of the provisions of United States anti-trust laws, or as a result of the election of a Party of its rights pursuant to Section 15.3 (e) above, the amount payable to FedEx will be one-half of the amount indicated below:

-----------------------------------------------------------------------------------------------
If the Termination is ordered before the first         USPS pays to FedEx the following Amount:
day of this month:
-----------------------------------------------------------------------------------------------
February, 2001                                         [*]

-----------------------------------------------------------------------------------------------
March, 2001                                            [*]

-----------------------------------------------------------------------------------------------
April, 2001                                            [*]

-----------------------------------------------------------------------------------------------
May, 2001                                              [*]

-----------------------------------------------------------------------------------------------
June, 2001 and thereafter until                        [*]
commencement of Services

-----------------------------------------------------------------------------------------------

     (c) Upon either Party's exercise of a right to terminate this Agreement pursuant to this Article 15, except as otherwise provided in Section 15.4
     (a) above, neither Party shall be liable to the other, for any fees, expenses, other compensation or damages of any kind whatsoever including loss of profit, whether on account of the loss by either Party of present or prospective profits or fees on sales or anticipated sales, or expenditures, investments or commitments made in connection with the establishment, development, or maintenance of the services performed hereunder, subject to payment of all fees and compensation for the FedEx Services pursuant to this Agreement and without prejudice to the payment to one Party of any indemnities resulting from the breach by the other Party of any of the dispositions under the present Agreement, as the case may be. Such termination shall not prejudice the Parties' respective rights to be paid for any services rendered or debts arising prior to the effective date of termination.

                                   ARTICLE 16

                                EVENTS OF DEFAULT

     16.1. The occurrence of any one or more of the following events (the "Events of Default") will constitute a default and breach of this Agreement:

     (i) Failure by either Party to pay any fee, reimbursable or other payment due pursuant to this Agreement, including, but not by way of limitation, the obligation of either Party to make payments in accordance with the provisions of Section 7.3 of the Agreement and the continuance of that failure for more than forty five (45) days following the date of a notice (the "Default Notice") from the Senior Vice President and General Counsel (or an equivalent level position) of the non-defaulting Party to the Senior Vice-President and General Counsel (or an equivalent level position) of the defaulting Party with, in the case of USPS, a copy to the Manager, National Mail Transportation, Purchasing (or any successor position); provided, however, that if, as of the thirty fifth day following the date of the Default Notice, payment has not been received by the non-defaulting Party, the non-defaulting Party shall have sent a second notice (the "Second Default Notice") to the same parties to whom the Default Notice was sent. The Default Notice and the Second Notice shall be sent by either USPS Express Mail or FedEx Priority Overnight or any successor overnight product of either as confirmed by a proof of delivery receipt;

     (ii) Failure of either Party to observe or perform any of the material covenants, conditions or provisions of this Agreement, other than the late payment of fees, reimbursable or other payments, where the failure continues for a period of sixty (60) days after the defaulting Party's receipt of notice of such failure; or

     (iii) Failure of either Party to observe or perform its obligations in accordance with the provisions of Section 10.1 (c), 10.3 or
               10.4 of this Agreement.

     16.2. Upon the occurrence of an Event of Default specified in Sections 16.1 (i) or (iii) above, the non-defaulting Party may exercise and shall be entitled to any remedies available to it in law or equity, including the right to terminate this Agreement in whole or in part without demand or judicial resolution, by written notice effective upon 365 days notice to the defaulting Party. Upon the occurrence of an Event of Default other than those specified in the first sentence of this Section 16.2, the non-defaulting Party may exercise and be entitled to any remedies available to it in law or equity but shall not be entitled to terminate this Agreement absent the consent of the other Party.

                                   ARTICLE 17

                                 CONFIDENTIALITY

     17.1 During the term of this Agreement and until the earlier of five (5) years after such termination or until such time as the information is no longer confidential as described in Article 17.2, each Party shall treat as confidential and appropriately safeguard and shall not use for the benefit of any person or corporation other than the other
          Party:

          (i) written information identified in writing as confidential or oral information promptly confirmed in writing as being confidential;

          (ii) written information or oral information disclosed by the parties during the negotiation of this Agreement and written information or oral information promptly confirmed in writing as confidential pertaining to a Party's pricing, business or assets which is received at any time from a Party or its Affiliates that is identified in writing;

          (iii) any information or knowledge concerning the methods of operation, promotion, sale, or distribution used by a Party or its Affiliates which may be communicated to the other Party or its Affiliates or which a Party may otherwise acquire by virtue of its performance of this Agreement; or

          (iv) any information that the recipient of which actually knows or should reasonably have known is confidential or proprietary to the other Party.

     17.2 Information shall not be considered confidential if it is:

          (i)       Generally known to the trade or public;

          (ii) Rightfully possessed by a Party prior to the date of this Agreement;

          (iii) Received by a Party from a third Party which rightfully possesses it;

          (iv)      Independently developed by the other Party; or

          (v) Releasable pursuant to Postal regulations addressing how information is maintained by USPS. Those regulations are contained at 39 CFR 265.8.

                                   ARTICLE 18

                                  FORCE MAJEURE

Each Party shall be excused from performance under this Agreement, including delivery times and commitments, and neither Party shall be liable to the other or any other person or entity for loss, damage, delay, mis-delivery or non-delivery of shipments transported pursuant to this Agreement, resulting in whole or in part from any of the following: perils of the air, public enemies, criminal acts of any person or entity, public authorities acting with actual or apparent authority (including U. S. Postal Inspectors), civil commotion, hazards incident to a state of war, local or national weather conditions, national or local disruptions in transportation networks or operations (of any mode) of FedEx or any other entity, strikes or anticipated strikes of FedEx, USPS or any other Person, natural disasters, disruption or failure of communication and information systems, or any conditions that present a danger to each Party's personnel. In every case the failure to perform must be beyond the control and without the fault or negligence of the Party claiming that its performance is excused hereunder. As provided in Section 8.5 (f) of this Agreement, except for National or Regional Disruptions, nothing in this Article 18 shall relieve FedEx of its obligations under Section 8.5 of the Agreement.

If, as a result of the occurrence of one of the foregoing events, FedEx is excused from performance, the parties will meet to agree upon a pro rata adjustment of the Minimum Guaranteed Volumes.

                                   ARTICLE 19

                              STANDARD USPS CLAUSES

CONTRACT TYPE

     This Agreement is a contract for the purchase of commercial services, and is awarded pursuant to Section 4.3 of the Purchasing Manual (which may be referred to herein as the "PM"), and is subject to such deviations from the Purchasing Manual as have been duly authorized by USPS.

INCORPORATION BY REFERENCE

     This Agreement, including its exhibits and schedules, constitute the parties' entire agreement on the subject matter set forth herein. There are no contract clauses, regulations, provisions of the Purchasing Manual or other provisions of law incorporated herein, except as explicitly stated in this Agreement. The Christian Doctrine shall not apply to this Agreement, and the parties specifically reject the incorporation by reference or operation of law of any terms that are not specifically referenced or described herein.

COMMERCIAL SUBCONTRACTS

     Except as required by law, notwithstanding any other provision of this Agreement, FedEx is not required to include any PM clause, other than those listed below (and as may be required by an addenda to this paragraph) in a subcontract for commercial items or commercial components:

     (1)  Clause 9-7, Equal Opportunity (January 1997)

     (2) Clause 9-14, Affirmative Action for Disabled Veterans and Veterans of the Vietnam Era (January 1997)

     (3)  Clause 9-13, Affirmative Action for Handicapped Workers (January 1997)

CLAUSE B-8     ASSIGNMENT OF CLAIMS

a. If this contract provides for payments aggregating $10,000 or more, claims for monies due or to become due from the USPS under it may be assigned to a bank, trust company, or other financing institution, including any federal lending agency, and may thereafter be further assigned and reassigned to any such institution. Any such assignment or reassignment must cover all amounts payable and must not be made to more than one Party, except that assignment or reassignment may be made to one Party as agent or trustee for two or more parties participating in financing this contract. No assignment or reassignment pursuant to the provisions of this clause will be recognized as valid and binding upon the USPS unless a written notice of the assignment or reassignment, together with a true copy of the instrument of assignment, is filed with:

     (1)  The contracting officer;

     (2)  The surety or sureties upon any bond; and

     (3) The office, if any, designated to make payment, and the contracting officer has acknowledged the assignment in writing.

b. Assignment of this contract or any interest in this contract other than in accordance with the provisions of this Agreement will be grounds for termination of the contract for default at the option of the USPS

CLAUSE B-9     CLAIMS AND DISPUTES

a. This contract is subject to the Contract Disputes Act of 1978. (41 U.S.C. 601-613) ("the Act").

b. Except as otherwise provided in the Act and this Agreement (including specifically the provisions of Article 3, Sections 7.3 and Article 16 all disputes arising under or relating to this Agreement must be resolved under this clause.

c. "Claim", as used in this clause, means a written demand or written assertion by one of the contracting parties seeking, as a matter of right, the payment of money in a sum certain, the interpretation of contract terms, or other relief arising under or relating to this Agreement. However, a written demand or written assertion by FedEx seeking the payment of money exceeding $100,000 is not a Claim under the Act until certified as required by subparagraph d.2 below. A voucher, invoice, or other routine request for payment that is not in dispute when submitted is not a Claim under the Act. The submission may be converted to a claim under the Act by complying with the submission and certification requirements of this clause, if it is disputed either as to liability or amount is not acted upon in a reasonable time.

d. (1) A Claim by FedEx must be made in writing and submitted to the contracting officer for a written decision. A Claim by the USPS against FedEx is subject to a written decision by the contracting officer.

     (2) (a) For FedEx Claims exceeding $100,000, FedEx must submit with the claim the following certification:

     "I certify that the claim is made in good faith, that the supporting data are accurate and complete to the best of my knowledge and belief, that the amount requested accurately reflects the contract adjustment for which FedEx believes the USPS is liable, and that I am duly authorized to certify the claim on behalf of FedEx."

     (b) For USPS Claims exceeding $100,000, USPS must submit with the claim the following certification:

          "I certify that the claim is made in good faith, that the supporting data are accurate and complete to the best of my knowledge and belief, that the amount requested accurately reflects the contract adjustment for which USPS believes FedEx is liable, and that I am duly authorized to certify the claim on behalf of USPS."

(3) The certification may be executed by any person duly authorized to bind FedEx with respect to the claim.

     e. For FedEx claims of $100,000 or less, the contracting officer must, if requested in writing by FedEx, render a decision within 15 days of the request. For FedEx-certified Claims over $100,000, the contracting officer must, within 30 days, or such longer period as shall be mutually agreed by the parties, decide the claim. If the parties cannot agree upon a period of time for deciding claims in excess of the time periods provided above, the contracting officer shall be deemed to have denied FedEx's position if no contrary determination has been made within the applicable time period.

     f. The contracting officer's decision is final unless FedEx appeals or files a suit as provided in the Act.

     g. When a Claim is submitted by or against FedEx, the parties by mutual consent may agree to use an alternative dispute resolution (ADR) process to assist in resolving the claim. A certification as described in d(2) of this clause must be provided for any claim, regardless of dollar amount, before ADR is used.

     h. The unsuccessful Party will pay interest in the amount found due and unpaid from the occurrence of the event giving rise to such Claim at the highest rate permissible by applicable law.

CLAUSE 3-2     PARTICIPATION OF SMALL, MINORITY, AND WOMAN-OWNED BUSINESSES

     a. The policy of the USPS is to encourage the participation of small, minority, and woman-owned business in its purchases of supplies and services to the maximum extent practicable consistent with efficient contract performance. FedEx agrees to follow the same policy in performing this contract.

     b. Subject to the agreement of FedEx and the USPS, FedEx will report subcontracting activity on one of the following bases:

          (1)  Showing direct subcontracting awards made;

          (2) Showing subcontracting activity that is allocable to this contract using generally accepted accounting practices; or

          (3)  A combination of the methods listed above.

     c. FedEx will submit a report to the contracting officer within 15 calendar days after the end of each calendar-year quarter, describing all subcontract awards to small, minority, or woman-owned businesses. The contracting officer may require more frequent reports.

CLAUSE 6-1     BANKRUPTCY

     In the event FedEx enters into proceedings relating to bankruptcy, whether voluntary or involuntary, FedEx will furnish, by certified mail, written notification of the bankruptcy to the contracting officer responsible for administering the contract. The notification must be furnished within five days of the initiation of the bankruptcy proceedings. The notification must include the date on which the bankruptcy petition was filed, the court in which the petition was filed, and a list of USPS contracts and contracting officers for all USPS contracts for which final payment has not yet been made. This obligation remains in effect until final payment under this contract.

CLAUSE 9-1     CONVICT LABOR

     In connection with the work under this contract, FedEx agrees not to employ any person undergoing sentence of imprisonment, except as provided by Public Law 89-176, September 10, 1965 (18 U.S.C. 4082(c)(2) and Executive Order 11755, December 29, 1973.

CLAUSE 9-2     CONTRACT WORK HOURS AND SAFETY STANDARDS ACT - OVERTIME
COMPENSATION

     a. Overtime Requirements. No supplier or subcontractor contracting for any part of the contract work may require or permit any laborer or mechanic to work more than 40 hours in any workweek on work subject to the provisions of the Contract Work Hours and Safety Standards Act, unless the laborer or mechanic receives compensation at a rate not less than one-and-one-half times the laborer's or mechanic's basic rate of pay for all such hours worked in excess of 40 hours.

     b. Violation, Liability for Unpaid Wages, and Liquidated Damages. In the event of any violation of paragraph a above, FedEx and any subcontractor responsible for the violation are liable to any affected employee for unpaid wages. FedEx and subcontractor are also liable to the USPS for liquidated damages, which will be computed for each laborer or mechanic at $10 for each day on which the employee was required or permitted to work in violation of paragraph a above.

     c. Withholding for Unpaid Wages and Liquidated Damages. The contracting officer may withhold from FedEx, from any moneys payable to FedEx or subcontractor under this or any other contract with the same supplier, or any other federally-assisted contract subject to the Contract Work Hours and Safety Standards Act held by the same supplier, sums as may administratively be determined necessary to satisfy any liabilities of FedEx or subcontractor for unpaid wages and liquidated damages pursuant to paragraph b above.

     d. Records. FedEx or subcontractor must maintain for three years from the completion of the contract for each laborer and mechanic (including watchmen and guards) working on the contract payroll records which contain the name, address, social security number, and classification(s) of each such employee, hourly rates of wages paid, number of daily and weekly hours worked, deductions made, and actual wages paid. FedEx or subcontractor must make these records available for inspection, copying, or transcription by authorized representatives of the contracting officer and the Department of Labor, and must permit such representatives to interview employees during working hours on the job. (The Department of Labor information collection and record keeping requirements in this paragraph d have been approved by the Office of Management and Budget (OMB) under OMB control numbers 1215-0140 and 1215-0017.)

     e. Subcontracts. FedEx must insert paragraphs a through d of this clause in all subcontracts, and must require their inclusion in all subcontracts at any tier.

CLAUSE 9-7     EQUAL OPPORTUNITY

     a. FedEx may not discriminate against employees or applicants because of race, color, religion, sex, or national origin. FedEx will take affirmative action to ensure that applicants are employed, and that employees are treated during employment, without regard to race, color religion, sex, or national origin. This action must include, but not be limited to, employment, upgrading, demotion, or transfer; recruitment or recruitment advertising; layoff or termination; rates of pay or other forms of compensation; and selection for training, including apprenticeship. FedEx agrees to post in conspicuous places, available to employees and applicants, notices provided by the contracting officer setting forth the provisions of this clause.

     b. FedEx must, in all solicitations or advertisements for employees placed by it or on its behalf, state that all qualified applicants will be considered for employment without regard to race, color, religion, sex, or national origin.

     c. FedEx must send to each union or workers' representative with which FedEx has a collective bargaining agreement or other understanding, a notice, provided by the contracting officer, advising the union or workers' representative of FedEx's commitments under this clause, and must post copies of the notice in conspicuous places available to employees and applicants.

     d. FedEx must comply with all provisions of Executive Order (EO) 11246 of September 24, 1965, as amended, and of the rules, regulations, and relevant orders of the Secretary of Labor.

     e. FedEx must furnish all information and reports required by the Executive Order, and by the rules, regulations, and orders of the Secretary, and must permit access to FedEx's books, records, and accounts by the USPS and the Secretary for purposes of investigation to ascertain compliance with these rules, regulations, and orders.

     f. If FedEx fails to comply with this clause or with any of the said rules, regulations, or orders, this contract may be cancelled, terminated, or suspended, in whole or in part; FedEx may be declared ineligible for further contracts in accordance with the Executive Order; and other sanctions may be imposed and remedies invoked under the Executive Order, or by rule, regulation, or order of the Secretary, or as otherwise provided by law.

     g. FedEx must insert this clause, including this paragraph g, in all subcontracts or purchase orders under this contract unless exempted by Secretary of Labor rules, regulations, or orders issued under the Executive Order. FedEx must take such action with respect to any such subcontract or purchase order as the USPS may direct as a means of enforcing the terms and conditions of this clause (including sanctions for non-compliance), provided, however, that if

          FedEx becomes involved in, or is threatened with, litigation as a result, FedEx may request the USPS to enter into the litigation to protect the interest of the USPS.

     h. Disputes under this clause will be governed by the procedures in 41 CFR 60-1.1.

CLAUSE 9-9     EQUAL OPPORTUNITY PREAWARD COMPLIANCE OF SUBCONTRACTS

          FedEx may not enter into a first-tier subcontract for an estimated or actual amount of $1 million or more without obtaining in writing from the contracting officer a clearance that the proposed subcontractor is in compliance with equal opportunity requirements and therefore eligible for award.

CLAUSE 9-10    SERVICE CONTRACT ACT

     a. This contract is subject to the Service Contract Act of 1965, as amended (41 U.S.C. Section 351 et seq.), and to the following provisions and all other applicable provisions of the Act and regulations of the Secretary of Labor issued under the Act (29 CFR Part 4).

     b. (1) Each service employee employed in the performance of this contract by FedEx or any subcontractor must be (a) paid not less than the minimum monetary wages and (b) furnished fringe benefits in accordance with the wages and fringe benefits determined by the Secretary of Labor or an authorized representative, as specified in any wage determination attached to this contract.

          (2) (a) If a wage determination is attached to this contract, the contracting officer must require that any class of service employees not listed in it and to be employed under the contract (that is, the work to be performed is not performed by any classification listed in the wage determination) be classified by FedEx so as to provide a reasonable relationship (that is, appropriate level of skill comparison) between the unlisted classifications and the classifications in the wage determination. The conformed class of employees must be paid the monetary wages and furnished the fringe benefits determined under this clause. (The information collection requirements contained in this paragraph b have been approved by the Office of Management and Budget under OMB control number 1215-0150.)

          (b) The conforming procedure must be initiated by FedEx before the performance of contract work by the unlisted class of employees. A written report of the proposed conforming action, including information regarding the agreement or disagreement of the authorized representative of the employees involved or, if there is no authorized representative, the employees themselves, must be submitted by FedEx to the contracting officer no later than 30 days after the unlisted class of employees performs any contract work. The contracting officer must review the proposed action and promptly submit a report of it, together with the agency's recommendation and all pertinent information, including the position of FedEx and the employees, to the Wage and Hour Division, Employment Standards Administration, U.S. Department of Labor, for review. Within 30 days of receipt, the Wage and Hour Division will approve, modify, or disapprove the action, render a final determination in the event of disagreement, or notify the contracting officer that additional time is necessary.

          (c) The final determination of the conformance action by the Wage and Hour Division will be transmitted to the contracting officer, who must promptly notify FedEx of the action taken. FedEx must give each affected employee a written copy of this determination, or it must be posted as a part of the wage determination.

          (d) (i) The process of establishing wage and fringe benefit rates bearing a reasonable relationship to those listed in a wage determination cannot be reduced to any single formula. The approach used may vary from determination to determination, depending on the circumstances. Standard wage and salary administration practices ranking various job classifications by pay grade pursuant to point schemes or other job factors may, for example, be relied upon. Guidance may also be obtained from the way various jobs are rated under federal pay systems (Federal Wage Board Pay System and the General Schedule) or from other wage determinations issued in the same locality. Basic to the establishment of conformable wage rates is the concept that a pay relationship should be maintained between job classifications on the basis of the skill required and the duties performed.

          (ii) If a contract is modified or extended or an option is exercised, or if a contract succeeds a contract under which the classification in question was previously conformed pursuant to this clause, a new conformed wage rate and fringe benefits may be assigned to the conformed classification by indexing (that is, adjusting) the previous conformed rate and fringe benefits by an amount equal to the average
          (mean) percentage increase change in the wages and fringe benefits specified for all classifications to be used on the contract that are listed in the current wage determination, and those specified for the corresponding classifications in the previously applicable wage determination. If these conforming actions are accomplished before the performance of contract work by the unlisted class of employees, FedEx must advise the contracting officer of the action taken, but the other procedures in b.2(c) above need not be followed.

          (iii) No employee engaged in performing work on this contract may be paid less than the currently applicable minimum wage specified under section 6(a)(1) of the Fair Labor Standards Act of 1938, as amended.

          (e) The wage rate and fringe benefits finally determined pursuant to b.2(a) and (b) above must be paid to all employees performing in the classification from the first day on which contract work is performed by them in the classification. Failure to pay unlisted employees the compensation agreed upon by the interested parties and/or finally determined by the Wage and Hour Division retroactive to the date the class of employees began contract work is a violation of the Service Contract Act and this contract.

          (f) Upon discovery of failure to comply with b.2(a) through (e) above, the Wage and Hour Division will make a final determination of conformed classification, wage rate, and/or fringe benefits that will be retroactive to the date the class of employees commenced contract work.

          (3) If, as authorized pursuant to section 4(d) of the Service Contract Act, the term of this contract is more than one year, the minimum monetary wages and fringe benefits required to be paid or furnished to service employees will be subject to adjustment after one year and not less often than once every two years, pursuant to wage determinations to be issued by the Wage and Hour Division, Employment Standards Administration of the Department of Labor.

     c. FedEx or subcontractor may discharge the obligation to furnish fringe benefits specified in the attachment or determined conformably to it by furnishing any equivalent combinations of bona fide fringe benefits, or by making equivalent or differential payments in cash in accordance with the applicable rules set forth in Subpart D of 29 CFR Part 4, and not otherwise.

     d. (1) (a) In the absence of a minimum-wage attachment for this contract, neither FedEx nor any subcontractor under this contract may pay any person performing work under the contract (regardless of whether they are service employees) less than the minimum wage specified by section 6(a)(1) of the Fair Labor Standards Act of 1938. Nothing in this provision relieves FedEx or any subcontractor of any other obligation under law or contract for the payment of a higher wage to any employee.

               (b) This Agreement provides for the periodic adjustment of wages and fringe benefits pursuant to future determination, issued in the manner prescribed in Section 351 of the Services Contract Act, no less than one every two years during the term of this Agreement, covering the various classes of service employees.

          (2) (a) If this contract succeeds a contract subject to the Service Contract Act, under which substantially the same services were furnished in the same locality, and service employees were paid wages and fringe benefits provided for in a collective bargaining agreement, in the absence of a minimum wage attachment for this contract setting forth collectively bargained wage rates and fringe benefits, neither FedEx nor any subcontractor under this contract may pay any service employee performing any of the contract work (regardless of whether or not the employee was employed under the predecessor contract), less than the wages and fringe benefits provided for in the agreement, to which the employee would have been entitled if employed under the predecessor contract, including accrued wages and fringe benefits and any prospective increases in wages and fringe benefits provided for under the agreement.

          (b) No supplier or subcontractor under this contract may be relieved of the foregoing obligation unless the limitations of section 4.1(b) of 29 CFR Part 4 apply or unless the Secretary of Labor or an authorized representative finds, after a hearing as provided in section 4.10 of 29 CFR Part 4, that the wages and/or fringe benefits provided for in the agreement vary substantially from those prevailing for services of a similar character in the locality, or determines, as provided in section 4.11 of 29 CFR Part 4, that the agreement applicable to service employees under the predecessor contract was not entered into as a result of arm's-length negotiations.

          (c) If it is found in accordance with the review procedures in 29 CFR
          4.10 and/or 4.11 and Parts 6 and 8 that wages and/or fringe benefits in a predecessor supplier's collective bargaining agreement vary substantially from those prevailing for services of a similar character in the locality, and/or that the agreement applicable to service employees under the predecessor contract was not entered into as a result of arm's-length negotiations, the Department will issue a new or revised wage determination setting forth the applicable wage rates and fringe benefits. This determination will be made part of the contract or subcontract, in accordance with the decision of the Administrator, the Administrative Law Judge, or the Board of Service Contract Appeals, as the case may be, irrespective of whether its issuance occurs before or after award (53 Comp. Gen. 401 (1973)). In the case of a wage determination issued solely as a result of a finding of substantial variance, it will be effective as of the date of the final administrative decision.

     e. FedEx and any subcontractor under this contract must notify each service employee starting work on the contract of the minimum monetary wage and any fringe benefits required to be paid pursuant to the contract, or must post the wage determination attached to this contract. The poster provided by the Department of Labor (Publication WH 1313) must be posted in a prominent and accessible place at the work site. Failure to comply with this requirement is a violation of section 2(a)(4) of the Act and of this contract. (Approved by the Office of Management and Budget under OMB control number 1215-0150.)

     f. FedEx or subcontractor may not permit services called for by this contract to be performed in buildings or surroundings or under working conditions provided by or under the control or supervision of FedEx or subcontractor that are unsanitary or hazardous or dangerous to the health or safety of service employees engaged to furnish these services, and FedEx or subcontractor must comply with the safety and health standards applied under 29 CFR Part 1925.

     g. (1) FedEx and each subcontractor performing work subject to the Act must maintain for three years from the completion of the work records containing the information specified in (a) through (f) following for each employee subject to the Service Contract Act and must make them available for inspection and transcription by authorized representatives of the Wage and Hour Division, Employment Standards Administration of the U.S. Department of Labor (approved by the Office of Management and Budget under OMB control numbers 1215-0017 and 1215-0150):

          (a)  Name, address, and social security number of each employee.

          (b) The correct work classification, rate or rates of monetary wages paid and fringe benefits provided, rate or rates of fringe benefit payments in lieu thereof, and total daily and weekly compensation of each employee.

          (c)  The number of daily and weekly hours so worked by each employee.

          (d) Any deductions, rebates, or refunds from the total daily or weekly compensation of each employee.

          (e) A list of monetary wages and fringe benefits for those classes of service employees not included in the wage determination attached to this contract but for whom wage rates or fringe benefits have been determined by the interested parties or by the Administrator or authorized representative pursuant to paragraph b above. A copy of the report required by b.2(b) above is such a list.

          (f) Any list of the predecessor supplier's employees furnished to FedEx pursuant to section 4.6(1)(2) of 29 CFR Part 4.

          (2) FedEx must also make available a copy of this contract for inspection or transcription by authorized representatives of the Wage and Hour Division.

          (3) Failure to make and maintain or to make available the records specified in this paragraph g for inspection and transcription is a violation of the regulations and this contract, and in the case of failure to produce these records, the contracting officer, upon direction of the Department of Labor and notification of FedEx, must take action to suspend any further payment or advance of funds until the violation ceases.

          (4) FedEx must permit authorized representatives of the Wage and Hour Division to conduct interviews with employees at the work site during normal working hours.

     h. FedEx must unconditionally pay to each employee subject to the Service Contract Act all wages due free and clear and without subsequent deduction (except as otherwise provided by law or regulations, 29 CFR Part 4), rebate, or kickback on any account. Payments must be made no later than one pay period following the end of the regular pay period in which the wages were earned or accrued. A pay period under the Act may not be of any duration longer than semimonthly.

     i. The contracting officer must withhold or cause to be withheld from the USPS supplier under this or any other contract with FedEx such sums as an appropriate official of the Department of Labor requests or the contracting officer decides may be necessary to pay underpaid employees employed by FedEx or subcontractor. In the event of failure to pay employees subject to the Act wages or fringe benefits due under the Act, the USPS may, after authorization or by direction of the Department of Labor and written notification to FedEx, suspend any further payment or advance of funds until the violations cease. Additionally, any failure to comply with the requirements of this clause may be grounds for termination of the right to proceed with the contract work. In this event, the USPS may enter into other contracts or arrangements for completion of the work, charging FedEx in default with any additional cost.

     j. FedEx agrees to insert this clause in all subcontracts subject to the Act. The term "supplier," as used in this clause in any subcontract, is deemed to refer to the subcontractor, except in the term "supplier."

     k. Service employee means any person engaged in the performance of this contract other than any person employed in a bona fide executive, administrative, or professional capacity, as those terms are defined in
     Part 541 of Title 29, Code of Federal Regulations as of July 30, 1976, and any subsequent revision of those regulations. The term includes all such persons regardless of any contractual relationship that may be alleged to exist between a supplier or subcontractor and them.

     l. (1) If wages to be paid or fringe benefits to be furnished service employees employed by FedEx or a subcontractor under the contract are provided for in a collective bargaining agreement that is or will be effective during any period in which the contract is being performed, FedEx must report this fact to the contracting officer, together with full information as to the application and accrual of these wages and fringe benefits, including any prospective increases, to service employees engaged in work on the contract, and furnish a copy of the agreement. The report must be made upon starting performance of the contract, in the case of collective bargaining agreements effective at the time. In the case of agreements or provisions or amendments thereof effective at a later time during the period of contract performance, they must be reported promptly after their negotiation. (Approved by the Office of Management and Budget under OMB control number 1215-0150.)

          (2) Not less than ten days before completion of any contract being performed at a Postal facility where service employees may be retained in the performance of a succeeding contract and subject to a wage determination containing vacation or other benefit provisions based upon length of service with a supplier (predecessor) or successor (section 4.173 of Regulations, 29 CFR Part 4), the incumbent supplier must furnish to the contracting officer a certified list of the names of all service employees on FedEx's or subcontractor's payroll during the last month of contract performance. The list must also contain anniversary dates of employment on the contract, either with the current or predecessor suppliers of each such service employee. The contracting officer must turn over this list to the successor supplier at the commencement of the succeeding contract. (Approved by the Office of Management and Budget under OMB control number 1215-0150.)

     m. Rulings and interpretations of the Service Contract Act of 1965, as amended, are contained in Regulations, 29 CFR Part 4.

     n. (1) By entering into this contract, FedEx and its officials certify that neither they nor any person or firm with a substantial interest in FedEx's firm are ineligible to be awarded government contracts by virtue of the sanctions imposed pursuant to section 5 of the Act.

          (2) No part of this contract may be subcontracted to any person or firm ineligible for award of a government contract pursuant to section 5 of the Act.

          (3) The penalty for making false statements is prescribed in the U.S. Criminal Code, 18 U.S.C. 1001.

     o. Notwithstanding any of the other provisions of this clause, the following employees may be employed in accordance with the following variations, tolerances, and exemptions, which the Secretary of Labor, pursuant to section 4(b) of the Act before its amendment by Public Law 92-473, found to be necessary and proper in the public interest or to avoid serious impairment of the conduct of government business:

          (1) Apprentices, student-learners, and workers whose earning capacity is impaired by age, or physical or mental deficiency or injury may be employed at wages lower than the minimum wages otherwise required by section 2(a)(1) or 2(b)(1) of the Service Contract Act without diminishing any fringe benefits or cash payments in lieu thereof required under section 2(a)(2) of the Act, in accordance with the conditions and procedures prescribed for the employment of apprentices, student-learners, handicapped persons, and handicapped clients of sheltered workshops under section 14 of the Fair Labor Standards Act of 1938, in the regulations issued by the Administrator (29 CFR Parts 520, 521, 524, and 525).

          (2) The Administrator will issue certificates under the Service Contract Act for the employment of apprentices, student-learners, handicapped persons, or handicapped clients of sheltered workshops not subject to the Fair Labor Standards Act of 1938, or subject to different minimum rates of pay under the two Acts, authorizing appropriate rates of minimum wages (but without changing requirements concerning fringe benefits or supplementary cash payments in lieu thereof), applying procedures prescribed by the applicable regulations issued under the Fair Labor Standards Act of 1938 (29 CFR Parts 520, 521, 524, and 525).

          (3) The Administrator will also withdraw, annul, or cancel such certificates in accordance with the regulations in Parts 525 and 528 of Title 29 of the Code of Federal Regulations.

     p. Apprentices will be permitted to work at less than the predetermined rate for the work they perform when they are employed and individually registered in a bona fide apprenticeship program registered with a State Apprenticeship Agency recognized by the U.S. Department of Labor, or if no such recognized agency exists in a state, under a program registered with the Bureau of Apprenticeship and Training, Employment and Training Administration, U.S. Department of Labor. Any employee not registered as an apprentice in an approved program must be paid the wage rate and fringe benefits contained in the applicable wage determination for the journeyman classification of work actually performed. The wage rates paid apprentices may not be less than the wage rate for their level of progress set forth in the registered program, expressed as the appropriate percentage of the journeyman's rate contained in the applicable wage determination. The allowable ratio of apprentices to journeymen employed on the contract work in any craft classification may not be greater than the ratio permitted to FedEx for its entire workforce under the registered program.

     q. An employee engaged in an occupation in which he or she customarily and regularly receives more than $30 a month tips may have the amount of tips credited by the employer against the minimum wage required by section 2(a)(1) or section 2(b)(1) of the Act in accordance with section 3(m) of the Fair Labor Standards Act and Regulations, 29 CFR Part 531. However, the amount of this credit may not exceed

     $1.24 per hour beginning January 1, 1980, and $1.34 per hour after December 31, 1980. To utilize this proviso:

          (1) The employer must inform tipped employees about this tip credit allowance before the credit is utilized;

          (2) The employees must be allowed to retain all tips (individually or through a pooling arrangement and regardless of whether the employer elects to take a credit for tips received);

          (3) The employer must be able to show by records that the employee receives at least the applicable Service Contract Act minimum wage through the combination of direct wages and tip credit (approved by the Office of Management and Budget under OMB control number 1214-0017); and

          (4) The use of tip credit must have been permitted under any predecessor collective bargaining agreement applicable by virtue of section 4(c) of the Act.

     r. Disputes arising out of the labor standards provisions of this contract are not subject to the Claims and Disputes clause but must be resolved in accordance with the procedures of the Department of Labor set forth in 29 CFR Parts 4, 6, and 8. Disputes within the meaning of this clause include disputes between FedEx (or any of its subcontractors) and the USPS, the U.S. Department of Labor, or the employees or their representatives.


CLAUSE 9-12    FAIR LABOR STANDARDS ACT AND SERVICE CONTRACT ACT - PRICE
ADJUSTMENT

     a. FedEx warrants that the contract prices do not include allowance for any contingency to cover increased costs for which adjustment is provided under this clause.

     b. The minimum prevailing wage determination, including fringe benefits, issued under the Service Contract Act of 1965 by the Department of Labor, current at the beginning of each renewal period, applies to any renewal of this contract. When no such determination has been made as applied to this contract, the minimum wage established in accordance with the Service Contract Act clause applies to any renewal of this contract.

     c. When, as a result of the determination of minimum prevailing wages and fringe benefits applicable at the beginning of the renewal option period, or when an increased or decreased wage determination is otherwise applied to this contract, or when as a result of any amendment to the Fair Labor Standards Act enacted after award that affects minimum wage, and whenever such a determination becomes applicable to this contract under law, FedEx increases or decreases wages or fringe benefits of employees working on the contract to comply, the contract price or unit price labor rates will be adjusted accordingly. This adjustment is limited to increases or decreases in wages or fringe benefits, and the concomitant increases or decreases in Social Security, unemployment taxes, and workers' compensation insurance, but may not otherwise include any amount for general and administrative costs, overhead, or profit.

     d. FedEx must notify the contracting officer of any increases claimed under this clause within 30 days after the effective date of the wage change, unless the contracting officer extends this period in writing. In the case of any decrease under this clause, FedEx must promptly notify the contracting officer of the decrease, but nothing herein precludes the USPS from asserting a claim within the period permitted by law. The notice must state the amount claimed and give any relevant supporting data that the contracting officer may reasonably require. Upon agreement of the parties, the contract price or unit price labor rates will be modified in writing. Pending agreement on or determination of any such adjustment and its effective date, FedEx must continue performance.

     e. The contracting officer or the contracting officer's authorized representative must, for three years after final payment under the contract, be given access to and the right to examine any directly pertinent books, papers, and records of FedEx.

CLAUSE 9-13    AFFIRMATIVE ACTION FOR HANDICAPPED WORKERS

     a. FedEx may not discriminate against any employee or applicant because of physical or mental handicap, in regard to any position for which the employee or applicant is qualified. FedEx agrees to take affirmative action to employee, advance in employment, and otherwise treat qualified handicapped individuals without discrimination in all employment practices, such as employment, upgrading, demotion or transfer, recruitment, advertising, layoff or termination, rates of pay or other forms of compensation, and selection for training (including apprenticeship).

     b. FedEx agrees to comply with the rules, regulations, and relevant orders of the Secretary of Labor issued pursuant to the Rehabilitation Act of 1973, as amended.

     c. In the event of FedEx's non-compliance with this clause, action may be taken in accordance with the rules and regulations and relevant orders of the Secretary of Labor.

     d. FedEx agrees to post in conspicuous places, available to employees and applicants, notices in a form to be prescribed by the Director, Office of Federal Contract Compliance Programs, provided by or through the contracting officer. These notices state FedEx's obligation under the law to take affirmative action to employ and advance in employment qualified handicapped employees and applicants, and the rights of applicants and employees.

     e. FedEx must notify each union or worker's representative with which it has a collective bargaining agreement or other understanding that FedEx is bound by the terms of section 503 of the Act and is committed to taking affirmative action to employ, and advance in employment, handicapped individuals.

     f. FedEx must include this clause in every subcontract or purchase order over $2,500 under this contract unless exempted by rules, regulations, or orders of the Secretary issued pursuant to section 503 of the Act, so its provisions will be binding upon each subcontractor or vendor. FedEx must take such action with respect to any subcontract or purchase order as the Director of the Office of Federal Contract Compliance Programs may direct to enforce these provisions, including action for non-compliance.

CLAUSE 9-14    AFFIRMATIVE ACTION FOR DISABLED VETERANS AND VETERANS OF THE
VIETNAM ERA

     a. FedEx may not discriminate against any employee or applicant because that employee or applicant is a disabled veteran or veteran of the Vietnam era, in regard to any position for which the employee or applicant is qualified. FedEx agrees to take affirmative action to employ, advance in employment, and otherwise treat qualified disabled veterans and veterans of the Vietnam era without discrimination in all employment practices, such as employment, upgrading, demotion or transfer, recruitment, advertising, layoff or termination, rates of pay or other forms of compensation, and selection for training (including apprenticeship).

     b. FedEx agrees to list all employment openings which exist at the time of the execution of this contract and those which occur during the performance of this contract, including those not generated by this contract and including those occurring at an establishment of FedEx other than the one where the contract is being performed, but excluding those of independently operated corporate affiliates, at an appropriate local office of the state employment service where the opening occurs. State and local government agencies holding USPS contracts of $10,000 or more will also list their openings with the appropriate office of the state employment service.

     c. Listing of employment openings with the employment service system will be made at least concurrently with the use of any recruitment source or effort and will involve the normal obligations attaching to the placing of a bona fide job order, including the acceptance of referrals of veterans and nonveterans. The listing of employment openings does not require the hiring of any particular applicant or hiring from any particular group of applicants, and nothing herein is intended to relieve FedEx from any other requirements regarding non-discrimination in employment.

     d. Whenever FedEx becomes contractually bound to the listing provisions of this clause, it must advise the employment service system in each state where it has establishments of the name and location of each hiring location in the state. FedEx may advise the state system when it is no longer bound by this clause.

     e. Paragraphs b, c, and d above do not apply to openings FedEx proposes to fill from within its own organization or under a customary and traditional employer/union hiring arrangement. But this exclusion does not apply to a particular opening once FedEx decides to consider applicants outside its own organization or employer/union arrangements for that opening.

     f.   Definitions

(1) ALL EMPLOYMENT OPENINGS. This includes all positions except executive and top management, those positions that will be filled from within FedEx's organization, and positions lasting three days or less. This also includes full-time employment, temporary employment of more than three days duration, and part-time employment. Under the most compelling circumstances, an employment opening may not be suitable for listing, including situations in which the needs of the USPS cannot reasonably be otherwise supplied, when listing would be contrary to national security, or when listing would not be in the best interest of the USPS.

(2) APPROPRIATE OFFICE OF THE STATE EMPLOYMENT SERVICE. This means the local office of the federal/state national system of public employment offices with assigned responsibility for serving the area where the employment opening is to be filled, including the District of Columbia, Guam, the Commonwealth of Puerto Rico, and the Virgin Islands.

(3) POSITIONS THAT WILL BE FILLED FROM WITHIN FEDEX'S OWN ORGANIZATION. This means employment openings for which no consideration will be given to persons outside FedEx's organization (including any affiliates, subsidiaries and parent companies) and includes any openings which FedEx proposes to fill from regularly established recall lists.

(4) OPENINGS FEDEX PROPOSES TO FILL UNDER A CUSTOMARY AND TRADITIONAL EMPLOYER/UNION HIRING ARRANGEMENT. Employment openings FedEx proposes to fill from union halls as part of the customary and traditional hiring relationship existing between it and representatives of its employees.

     g. FedEx agrees to comply with the rules, regulations, and relevant orders of the Secretary of Labor issued pursuant to the Vietnam Era Veterans Readjustment Assistance Act of 1972, as amended.

     h. In the event of FedEx's non-compliance with this clause, action may be taken in accordance with the rules, regulations, and relevant orders of the Secretary.

     i. FedEx agrees to post in conspicuous places, available to employees and applicants, notices in a form to be prescribed by the Director, Office of Federal Contract Compliance Programs, provided by or through the contracting officer. These notices state FedEx's obligation under the law to take affirmative action to employ and advance in employment qualified disabled veterans and veterans of the Vietnam era, and the rights of applicants and employees.

     j. FedEx must notify each union or workers' representative with which it has a collective bargaining agreement or other understanding that FedEx is bound by the terms of the Act and is committed to taking affirmative action to employ, and advance in employment, qualified disabled veterans and veterans of the Vietnam era.

     k. FedEx must include this clause in every subcontract or purchase order of $10,000 or more under this contract unless exempted by rules, regulations, or orders of the Secretary issued pursuant to the Act, so its provisions will be binding upon each subcontractor or vendor. FedEx must take such action with respect to any subcontract or purchase order as the Director of the Office of Federal Contract Compliance Programs may direct to enforce these provisions, including action for non-compliance.

                                   ARTICLE 20

                                 APPLICABLE LAW

20.1 This Agreement is made and shall be construed and interpreted in accordance with the federal law.

                                   ARTICLE 21

                                ENTIRE AGREEMENT

This Agreement, together with all Schedules Exhibits and Attachments, constitute the entire agreement and understanding between the Parties in connection with the subject matter described, and supersede and cancel all previous negotiations, commitments and writings related to the subject matter.

                                   ARTICLE 22

                           AMENDMENTS OR MODIFICATIONS

In order to be binding upon USPS or FedEx any amendment, extension or renewal of this Agreement must be in writing signed by the contracting officer on behalf of USPS and an officer of FedEx authorized to bind the company.

                                   ARTICLE 23

                                   ASSIGNMENT

Neither Party shall, directly or indirectly (whether by succession, merger, or otherwise) assign, delegate or otherwise transfer this Agreement or any of its rights or obligations hereunder, without the prior written approval of the other, (provided that FedEx may assign this Agreement to any of its Affiliates without first obtaining such consent.

                                   ARTICLE 24

                                WAIVER OF BREACH

No waiver of breach of any of the provisions of this Agreement shall be construed to be a waiver of any succeeding breach of the same or any other provision.

                                   ARTICLE 25

                                     NOTICES

Any notice, report, demand, acknowledgement or other communication which under the terms of this Agreement or otherwise must be given or made by either Party, unless specifically otherwise provided in this Agreement, shall be in the English language and in writing, and shall be given or made by express delivery service with proof of delivery, certified air mail (return receipt requested), telex or facsimile with acknowledgement of receipt/proof of receipt, or personal delivery, addressed to the respective parties as follows, or as the Parties may otherwise notify to each other:

To USPS :

United States Postal Service

475 L'Enfant Plaza S.W. Room 4900

Washington, D.C. 20260-6210

Attention: Manager, National Mail Transportation Purchasing

To FedEx:

Federal Express Corporation

3610 Hacks Cross Road, Building A

Memphis, Tennessee 38125

Attention: Senior Vice President Central Support Services Department

With a copy to :

Federal Express Corporation

3620 Hacks Cross Road, Building B

Memphis, Tennessee 38125

Attention: Senior Vice President and General Counsel

Such notice, report, demand, acknowledgement or other communication shall be deemed to have been given or made in the case of express delivery service with tracking and tracing capability on the date of signature of the proof of delivery, in the case of certified mail on the fifth business day in the place of receipt after the date sent, in the case of telex and facsimile on the date of the acknowledgement of receipt/proof of receipt and in the case of personal delivery upon receipt evidencing such delivery.

                                   ARTICLE 26

                                  REPRESENTIVES

26.1 The Contracting Officer is the person executing this Agreement on behalf of USPS. The Contracting Officer will appoint a Contracting Officer Representative ("COR") responsible for day-to-day administration of this Agreement. The COR will serve as the USPS contact for all routine matters. A copy of a notice of appointment defining such COR's authority will be furnished to FedEx.

26.2 This Agreement and all amendments hereto will not be valid and binding on FedEx unless executed by an authorized officer of FedEx.

                                   ARTICLE 27

                                  SEVERABILITY

27.1 If any term, provision, covenant or condition of this Agreement is held by a court or Board of competent jurisdiction or by a request, direction or indication of an agency or department of a Governmental Body having subject matter jurisdiction to be invalid or unenforceable, the remainder of the provisions shall continue in full force and effect unless the rights and obligations of the parties have been materially altered or abridged by such invalidation or unenforceability.

27.2 If a material provision of this Agreement is materially altered or abridged as the result of an order, request, or direction of a Governmental Body having subject matter jurisdiction, then USPS and FedEx will meet to negotiate in good faith to reach a mutually satisfactory modification to this Agreement. If the Parties are unable to reach a mutually satisfactory resolution, then either Party may declare the negotiations to be at an impasse and may terminate this Agreement upon [*] month's prior written notice, without the payment of a penalty or termination fee of any nature.

27.3 Notwithstanding the foregoing, the Parties agree to make their best efforts to oppose any changes requested by a Governmental Body to any material provision of this Agreement.


                                   ARTICLE 28

                           ORDER OF PRECEDENCE CLAUSE

     Any inconsistency in the provisions of this agreement will be resolved by giving precedence in the following order:

a.   Clauses of the Agreement.

b. Provisions contained in attachments or incorporated by reference (other than the Operational Specifications).

c.   The Operations Specifications.

d.   The Operating Plan.

e.   The Local Plan.

IN WITNESS WHEREOF, the Parties have signed this Agreement in duplicate, one for each of the parties, as of January 10, 2001.

                                   UNITED STATES POSTAL SERVICE

                                   By: /s/ J. Dwight Young
                                       -----------------------------------
                                        J. Dwight Young

                                   Title: Manager, National Mail Transportation
                                          Purchasing



                                   FEDERAL EXPRESS CORPORATION

                                   By: /s/ Leonard B. Feiler
                                       -----------------------------------
                                        Leonard B. Feiler

                                   Title: Senior Vice President Central Support
                                          Services

                                                                  EXECUTION COPY




                                    EXHIBIT A



                         USPS OPERATIONAL SPECIFICATION

Table of Contents

Section  Title                                                           Page
1.0  Introduction...........................................................3
2.0  Definitions............................................................5
3.0  Forecasting Volume.....................................................5
4.0  Linehaul Planning......................................................7
5.0  Market Outbound Operating Plan - Day-turn..............................8
5.1  USPS Operational Requirements..........................................8
5.2  FedEx Operational Requirements........................................11
6.0  Market Inbound Operating Plan - Day-turn..............................12
6.1  FedEx Operational Requirements........................................13
6.2  USPS Operational Requirements.........................................13
7.0  FedEx Hub Requirements - Day-turn.....................................13
8.0  Market Outbound Operating Plan - Night-turn...........................14
9.0  Market Inbound Operating Plan - Night-turn............................15
10.0 FedEx Operational Requirements - Night-turn...........................15
11.0 USPS Revenue Reconciliation Process...................................15
12.0 USPS/FedEx Revenue IT Schedule........................................17
13.0 Recourse Issues.......................................................17
14.0 Data Retention........................................................18
15.0 Shutdown procedures...................................................18
16.0 Start-up requirements and timeline....................................18

Attachments................................................................19
  I - USPS Operating Plan - Day Product
 II - USPS Operating Plan - Night Product
III - Airworthiness Determination
 IV - Unacceptable Packages

1.0.0    INTRODUCTION

1.1.0 This document details the operational specifics between Federal Express Corporation ("FedEx") and the United States Postal Service ("USPS") to transport ULDs and packages within the FedEx network. This document is to be attached as an exhibit to the Transportation Agreement dated as of January 10, 2001 (the "Agreement") between FedEx and USPS. The Contracting Officer and the Contracting Officer's Representative, as from time to time designated by USPS, are the only USPS individuals authorized to approve contractual changes on behalf of USPS.

2.0.0    DEFINITIONS

         Except as otherwise defined herein, capitalized terms shall have the meanings set forth in the Agreement.

3.0.0    FORECASTING VOLUME

3.1.0 Schedule Periods - FedEx will, by December 1 of each year, provide to USPS the Schedule Periods to be in effect for the twelve month period commencing June 1 of the following year. The notification listing the Schedule Periods will include the start and finish dates for each Schedule Period, and will specify the groupings of Schedule Periods that will constitute the individual Schedule Blocks.

3.2.0 Forecast Structure -USPS will provide the forecasts described in Sections 3.4.0 and 3.5.0 at the times specified in Sections 3.3.0. Each such forecast shall list each origin market and destination market lane (each a "Market Lane") for night-turn movements and separate forecasts for day-turn movements. The forecasts will also include an estimate of the number of Handling Units (excluding ULDs) and the total Volume for each Market Lane.

3.3.0 Not later than 148 calendar days prior to each Schedule Block Implementation Date, USPS will deliver to FedEx the Schedule Period Total Air Forecast and the Schedule Period Request Forecast, each as more fully described below. If USPS does not make the Schedule Period Request Forecast available on a timely basis, the forecast for that period shall be deemed to be equal to previous year's forecast for the related periods plus the growth factor for the Day-turn and Night-turn product specified in Article 11 of the Agreement.

3.4.0 The Schedule Period Total Air Forecast will be provided by USPS to FedEx for the median day (by Volume) of the Schedule Period. USPS will provide daily forecasts for any higher volume days where the expected volume flows will be abnormally high caused by known events. The purpose of the Schedule Period Total Air Forecast is to provide the parties with information that will be useful in identifying future opportunities and in making adjustments to the requested Volumes.

3.5.0    [*]

3.6.0    [*]

3.7.0    [*]

3.8.0    [*]

3.9.0    HOLIDAY PLANNING

3.9.1 FedEx US domestic operations are discontinued for the following days ("FedEx Holidays"):

      .        New Years Day
      .        Memorial Day
      .        Fourth of July
      .        Labor Day
      .        Thanksgiving
      .        Christmas

3.9.2 No Day-Turn or Night-turn products will be Tendered by USPS to FedEx the day of the FedEx holiday.

4.0.0 LINEHAUL REQUIREMENTS

4.1.0 Actual ULD weights cannot exceed the Maximum Allowable Weight as provided in Table A below. The Maximum Allowable Weights are inclusive of the tare weight of the ULD. ULDs weighing more than the Maximum Allowable Weight may be unloaded by FedEx to comply with the structural limitations of the aircraft. Any Handling Units that are unloaded for this purpose will be transported in mixed containers and will be handled and billed as Handling Units (other than ULDs) in the same manner as bulk packages. The average USPS density outbound from any market can not exceed the structural limits of the aircraft. If ULDs must be unloaded or removed in order to comply with the structural limitations of the aircraft and if the ULDs tendered by USPS are not in excess of the Maximum Allowable Weights, FedEx will not adversely discriminate against USPS in the unloading or removal of ULDs from the aircraft. In no event will any Handling Unit, as a result of this transload, be billed two handling charges.

                                     TABLE A
                            MAXIMUM ALLOWABLE WEIGHTS

                                   Cubic Foot
                                   Capacity     Approximate        Maximum
                                   (Used for    TareWeight       Weight (lbs)
          ULD        IATA Code      Billing)       (lbs)       Including Tare
    ---------------  ---------    ----------    -----------    --------------
     Full Contour       SAA          427            575             4890
     Full Contour       SAX          418            713             4890
       Hazardous
         Demi           AYY          202            301             2415
    Demi Hazardous      AYX          202            294             2415
         LD-3           AVE          153            182             3500
         LD-3           AKE          153            215             3500
          M-3           AAM          565            755             6950
          AMJ           AMJ          590            767             6950
    QC-11 Hazardous     AWX          265            518

4.2.0 LONG RANGE PLANNING.

         An Annual Total Air Forecast will be provided by USPS to FedEx by December 1 for the following June through May period. This forecast will identify the anticipated total air forecast for each day and will be used as the basis for fiscal year capacity planning.

5.0.0    MARKET OUTBOUND OPERATING PLAN - DAY-TURN

5.0.1 Section 5 is applicable to all Outbound Market Volume for the USPS Day-turn product. Attached as Attachment I is the Day-Turn Operating Plan. This plan details, in tabular form, the operating plan for the Day-Turn operations and designates whether the AMC must load volume in ULDs or tender the volume loose to FedEx. This plan lists the various USPS origin plants and the AMC location that is served by these plants. The Day-Turn Operating Plan lists the total cubic feet that will be processed from each location and provides a Process Code that describes the methods of and time periods for the pickup and delivery from and to each AMC. In addition to the Day-Turn Operating Plan, not later than 40 days prior to the Service Commencement Date, the local USPS and FedEx management for each market will develop a Local Plan. These Local Plans will address matters of local interest and applicability such as (i) local operating procedures at each facility, (ii) contact information for key representatives of each party, (iii) the required times for FedEx personnel to stage the outbound equipment that FedEx has agreed to provide to USPS, (iv) staffing of each party in support of the services to be provided by FedEx and (v) other procedures unique to the local operations. The Local Plans may not change the Minimum Guaranteed Volume, Latest Tender Times, Earliest Mail Delivery Times or the Process Codes specified in the Day-Turn or Night-turn Operating Plan. Any such matters that may be addressed in the Local Plans that are inconsistent with the terms of the Agreement, these Operating Specifications or the Day-Turn Operating Plan will be null and void and without legal effect.

5.1.0    USPS OPERATIONAL REQUIREMENTS

5.1.1 AMCs that are designated to load ULDs may not tender volume to FedEx other than in ULDs. Each AMC is limited to one demi container or LD3 container that will be designated as a Partial ULD and will have no D&R Tag affixed thereon. FedEx may refuse all additional Partial ULDs or loose Handling Units. All ULDs must be Airworthy as determined in accordance with Attachment IV to these Operating Specifications. All ULDs which have a D&R Tag affixed thereon will be treated as full and will be placed on the aircraft at the Origin Ramp without any sorting by FedEx. All ULDs which do not have a D&R Tag affixed thereon will be treated as partial ULDs and the contents thereof will be scanned and placed in other FedEx ULDs at the origin ramp. The D&R Tags for the Handling Units in these Partial ULDs will be scanned and equivalent cubic footage will be calculated in accordance with Exhibit B to the Agreement and standard cubic footage pricing will apply. Not more than one Partial ULD will be allowed at each origin location.

5.1.2 USPS will tender to FedEx all ULDs, APC or bulk trucks in accordance with the process described in the Day-Turn Operating Plan.

5.1.3 USPS will not tender (and FedEx will not accept) any Dangerous Goods or Hazardous Materials, either accessible or inaccessible or any Unacceptable Packages.

5.1.4 USPS will reload all ULDs, identified at USPS locations by the receiving FedEx employee, as not Airworthy.

5.1.5 USPS will notify the local FedEx operation, in the manner described in the Local Plan, no later than 2 hours prior to the Latest Tender Time specified for such location in the Day-Turn Operating Plan of any ULDs that are not Airworthy. FedEx will replace these ULDs no later than 60 minutes prior to the Latest Tender Time specified for such location in the Operating Plan.

5.1.6 All Handling Units must have a D&R Tag affixed thereon that satisfies the Scanning Specifications attached hereto as Attachment V, has a human readable URSA code on it and which is applied in a manner and orientation that allows the bar code to be scanned following procedures used by FedEx for all other customer packages. As of the Services Commencement Date at least 50% of all Mail Bags will be in compliance with the requirements of this Section and an additional 10% of the Mail Bags will become compliant each month thereafter so that within six months following the Services Commencement Date all Mail Bags are in compliance with the requirements of the this Section.

5.1.7 USPS will consolidate all originating volume at the local AMC as described in the Day-Turn Operating Plan.

5.1.8 USPS will tender all outbound Volume not earlier than the Earliest Tender Time and not later than the Latest Tender Time as described in the Day-Turn Operating Plan. For the locations identified with an asterisk in the Day-turn Operating Plan, no later than 90 days following the execution of the Agreement, the Sword Committee will review the Latest Tender Time with an objective of allowing a later Latest Tender Time subject to FedEx's operational constraints.

5.1.9 Local USPS AMC management will obtain and provide to FedEx all necessary badges and accessibility credentials for the appropriate FedEx employees. All FedEx employees shall be deemed to meet required criteria for such credentials if they possess a valid FedEx ID.

5.1.10 USPS shall provide a sufficient number of employees to assist the FedEx employee in onloading the outbound CTVs and dollies. Proper onloading will be the responsibility of the FedEx employee.

5.1.11 USPS will seal all necessary vehicles and will process and will be responsible for all USPS outbound paperwork necessary to dispatch the FedEx vehicle.

5.1.12 A minimum of [*]% of all tendered ULDs must be By-pass ULDs on a system aggregate basis each day. USPS will put bypass tape approved by FedEx on all Bypass ULDs.

5.1.13 If USPS engages a third party ground handling entity to perform any of its obligations hereunder, USPS will have the responsibility to ensure that the third party entity performs the obligations of USPS. USPS will remain primarily responsible hereunder notwithstanding the engagement of any such third party.

5.1.14 USPS will secure the necessary slave pallets, ball deck, caster deck, Port-A-Rail devices or other facility modifications necessary to load the FedEx CTVs or dollies. FedEx will not accept ULDs if proper container handling equipment is not available at the location.

5.1.15 USPS will not utilize forklifts or pallet jacks without slave pallets in the movement or positioning of any FedEx ULDs at any time. USPS AMC management will notify local FedEx management of any incidents and reimburse FedEx for any ULD repairs at the rates and in the manner specified in the Exhibits B and C to the Agreement.

5.1.16 All origin AMC locations will be allowed to tender one partial ULD to the local FedEx Ramp. In addition, the parties will agree upon an origin trucking location table that identifies trucking locations that cannot build ULDs. These trucking locations will be allowed to provide bulk truck loose pieces directly to the Memphis FedEx facility. All bulk truck loose pieces delivered to the Memphis FedEx facility will be scanned at the Memphis FedEx facility. If the origin of the individual D&R Tags matches an origin in the trucking location table, the weight from the Trans Log file will be accumulated by origin location for the Shipping Day. Cubic footage will be calculated in the manner set forth in Exhibit B from the accumulated trucking origin location and cubic foot pricing will apply.

5.1.17 In order to provide FedEx sufficient space in which to unload the trucks, not more than 50% capacity of any truck will be loaded with APCs. APCs must be loaded in the nose of the truck. The remaining capacity of the truck can be loaded with Gaylords or loose Handling Units up to a maximum of 90% of the capacity of the truck.

5.1.18 USPS will make two distinct splits based on the destination of Handling Units loaded into non By-pass ULDs. FedEx and USPS will develop a list of the destinations for each split for each Schedule Period within the Schedule Period Operations Schedule. USPS may mix the two splits into no more than one ULD at each origin solely to prevent this split from creating additional partial ULDs.

5.2.0    FEDEX OPERATIONAL REQUIREMENTS

5.2.1 FedEx will position or stage all necessary outbound equipment at least four (4) hours prior to the Latest Tender Time unless otherwise agreed in the Local Plan.

5.2.2    FedEx will stage only Airworthy ULDs at the local AMC.

5.2.3 At the time of acceptance of tender from USPS FedEx will inspect all ULDs to ensure the ULDs are Airworthy. The acceptance of the ULDs by FedEx will be deemed to be an agreement on the part of FedEx that the ULD is Airworthy at the time of its acceptance.

5.2.4 FedEx employees will perform one Possession Scan of the D&R Tag on all the Outbound Market Volume Handling Units. FedEx will not break-down tendered ULDs that have a D&R Tag affixed thereon. These ULDs will be loaded into the aircraft and will be transported to the Hub facility for processing.

5.2.5 FedEx will process the contents of all bulk trucks as identified in the Day-Turn Operating Plan at the Origin location.

5.2.6 FedEx will pick up all Market Outbound Volume from the AMC by the Latest Tender Time as required pursuant to the Day-Turn Operating Plan. For the locations identified with an asterisk in the Day-turn
         Operating Plan, no later than 90 days following the execution of the Agreement, the Sword Committee will review the Latest Tender Time with an objective of allowing a later Latest Tender Time subject to FedEx's operational constraints.

5.2.7 Local FedEx management will obtain and provide to USPS all necessary badges and accessibility credentials for the appropriate USPS employees. All USPS employees shall be deemed to meet required criteria for such credentials if they possess a valid USPS ID.

5.2.8 FedEx will on a local basis make commercially reasonable efforts to provide information to local USPS management concerning the arrival of third party carriers picking up or delivering volume to FedEx on behalf of USPS.

5.2.9 Upon notification from USPS in the manner described in the Local Plan, no later than 2 hours prior to the Latest Tender Time specified for such location in the Day-Turn Operating Plan of any ULDs that are not Airworthy, FedEx will replace these ULDs no later than 60 minutes prior to the Latest Tender Time specified for such location in the Operating Plan.

5.2.10 FedEx will not transport or process the separated contents of opened tubs, mail trays or mail bags that are discovered at any point in the performance of the FedEx Services. These separated contents will be tendered to the location specified in the Local Plan for reprocessing by USPS no later than two hours after the scheduled departure time of the Aircraft.

6.0.0    MARKET INBOUND OPERATING PLAN - DAY-TURN

6.0.1 Section 6 is applicable to all Inbound Market Volume for the USPS Day-turn products.

6.1.0    FEDEX OPERATIONAL REQUIREMENTS.

6.1.1 FedEx will tender to USPS all Inbound Market Volume not earlier than the Earliest Delivery Time (unless otherwise mutually agreed) and not later than the Market Service Commitment Time.

6.1.2    [*]

6.1.3 In the case of late arriving aircraft, FedEx will dispatch fully loaded CTVs and dollies as soon as they are available to the AMC if the AMC is located at the airport.

6.1.4 Upon arrival at the location required by the Day-Turn Operating Plan, FedEx will complete a Delivery Scan on all inbound Handling Units.

6.1.5 FedEx employees will assist in off-loading any CTVs and dollies at the AMC.

6.2.0    USPS OPERATIONAL REQUIREMENTS

6.2.1    [*]

6.2.2 USPS will inspect all ULDs for Airworthiness when tendered by FedEx. The acceptance of the ULDs by USPS will be deemed to be an agreement on the part of USPS that a ULD is Airworthy at the time of its acceptance.

7.0.0    FEDEX HUB REQUIREMENTS - DAY-TURN

7.1.0 FedEx Day-turn Hubs will sort a maximum of 75% of the total USPS Volume. FedEx will setup the sort operations to accommodate a minimum of 138 ADC splits in the first year of the contract. Upon the written request of USPS, up to seven additional splits may be added on each anniversary date of the Service Commencement Date for the ensuing year.

7.2.0 FedEx Hubs will CONS scan all sorted Handling Units as they are loaded into a ULD.

7.3.0 FedEx will not transport or process the separated contents of opened tubs, mail trays or mail bags that are discovered at any point in the performance of the FedEx Services. These separated contents will be tendered to the location specified in the Local Plan for reprocessing by USPS no later than two hours after the scheduled departure time of the aircraft.

7.4.0 On a Schedule Period basis, at the request of USPS, FedEx's Memphis Hub will tender to USPS all destinating volume to AMCs that are designated as trucking destinations from the Memphis AMC for USPS to provide transportation.

7.5.0 FedEx Hubs will consolidate and tender all unlabeled volume that can be identified as USPS volume and USPS missorts to the location specified by the Local Plan by 1700 local time.

7.6.0    FedEx Hubs will scan all By-pass ULD with a Hub Scan.

8.0.0    MARKET OUTBOUND OPERATING PLAN - NIGHT-TURN

8.0.1 Section 8 is applicable to all Outbound Market Volume for the Night-turn Operations. Attached as Attachment II is the Night-Turn Operating Plan. This plan details, in tabular form, the operating plan for the Night-Turn operations. This plan lists the various USPS origin plants and the AMC locations that are served by these plants. The Night-Turn Operating Plan lists the total weight that will be processed from each location and provides a Process Code that describes the methods of and time periods for the tender and acceptance from and to each AMC and ADC. The local management for FedEx and USPS will enter into a Local Plan concerning the local operations that will address the matters and be subject to the limitations set forth in Section 5.0.0.

8.1.0    USPS OPERATIONAL REQUIREMENTS

8.1.1 The maximum number of Handling Units (excluding ULDs) accepted by FedEx at each location for the Night-turn will be [*]the number of Handling Units (excluding ULDs) for the Schedule Period in the Committed Volume Schedule. FedEx may refuse additional Handling Units above this level at its sole discretion.

8.1.2 USPS will deliver all outbound USPS Night volume to the local FedEx location as designated in the Night Turn Operating Plan.

8.1.3 All USPS night volume including the By-pass ULD will be tendered with a D&R Tag affixed that satisfies the Scanning Specifications attached hereto as Attachment VI, has a human readable URSA code on it and which is applied in a manner and orientation that allows the bar code to be scanned following procedures used by FedEx for all other customer packages. As of the Services Commencement Date at least 50% of all Mail Bags will be in compliance with the requirements of this Section and an additional 10% of the Mail Bags will become compliant each month thereafter so that within six months following the Services Commencement Date all Mail Bags are in compliance with the requirements of the this Section.

8.1.4 All USPS night volume must be tendered to the FedEx location by the times designated by market specified in the Night Turn Operating Plan.

8.1.5 USPS will not tender (and FedEx shall not accept) Dangerous Goods or Hazardous Materials, either accessible or inaccessible or any Unacceptable Package.

8.1.6 USPS will reload all ULDs, identified at USPS locations by the receiving FedEx employee, as not Airworthy.

8.1.7 USPS will notify the local FedEx operation, in the manner described in the Local Plan, no later than 2 hours prior to the Latest Tender Time specified for such location in the Night-Turn Operating Plan of any ULDs that are not Airworthy FedEx will replace these ULDs no later than 60 minutes prior to the Latest Tender Time specified for such location in the Operating Plan.

8.1.8 If USPS engages a third party ground handling entity to perform any of its obligations hereunder, USPS will have the responsibility to ensure that the third party entity performs the obligations of USPS. USPS will remain primarily responsible hereunder notwithstanding the engagement of any such third party.

8.1.9 USPS will not utilize forklifts or pallet jacks without slave pallets in the movement or positioning of any FedEx ULDs at any time. USPS AMC management will notify local FedEx management of any incidents and reimburse FedEx for any ULD repairs at the rates and in the manner specified in the Exhibits B and C to the Agreement.

8.1.10 In order to provide FedEx sufficient space in which to unload the trucks, not more than 50% capacity of any truck will be loaded with APCs. APCs must be loaded in the nose of the truck. The remaining capacity of the truck can be loaded with Gaylords or loose Handling Units up to a maximum of 90% of the capacity of the truck.

8.2.0    FEDEX OPERATIONAL REQUIREMENTS

8.2.1 The local FedEx location will receive the Outbound Market Volume on the Night-turn Operations and place the packages into the outbound Night-turn linehaul network.

8.2.2 The local FedEx location will perform a Possession Scan on each USPS Night-turn package tendered to FedEx and will CONS (Consolidation Scan) the package into a ULD.

8.2.3 FedEx will position or stage all necessary outbound equipment at least four (4) hours prior to the Latest Tender Time unless otherwise agreed in the Local Plan.

8.2.4    FedEx will stage only Airworthy ULDs at the local AMC.

8.2.5 At the time of acceptance of tender from USPS FedEx will inspect all ULDs to ensure the ULDs are Airworthy. The acceptance of the ULDs by FedEx will be deemed to be an agreement on the part of FedEx that the ULD is Airworthy at the time of its acceptance.

8.2.6 FedEx will not transport or process the separated contents of opened tubs, Mail Trays or Mail Bags that are discovered at any point in the performance of the FedEx Services. These separated contents will be tendered to the location specified in the Local Plan for reprocessing by USPS no later than two hours after the scheduled departure time of the Aircraft.

9.0.0    MARKET INBOUND OPERATING PLAN - NIGHT- TURN

9.1.0    FEDEX OPERATIONAL REQUIREMENTS

9.1.1 The local FedEx ramp will receive the Inbound Market Volume from the Night-turn Operation and tender it to USPS employee in accordance with the Night-Turn Operating Plan.

9.1.2 The local FedEx ramp will perform a Delivery Scan and will have available for tender all inbound USPS Night volume within [*] (with the first volume [*]) of the Actual Aircraft Arrival. The undertakings of FedEx in this Section shall not be deemed to be a waiver of FedEx's Market Service Commitment Time or the provisions of Section 8.5 of the Agreement.

9.2.0    USPS OPERATIONAL REQUIREMENTS.

9.2.1 Local USPS AMC employee or other designee will pick up the USPS Night-turn volume from the local FedEx ramp. On an exception basis, as defined in the Night-turn Operating Plan FedEx may deliver this volume to the designated USPS location.

10.0.0   FEDEX REQUIREMENTS - NIGHT TURN

10.1.0 FedEx will notify the contact individual listed in the Local Plan if any volume misses the outbound launch. Unless otherwise notified by USPS, FedEx Night-turn operation will sort any USPS Night-turn volume that misses the outbound launch on the next Day-turn operation.

10.2.0 FedEx Night Operation will tender all identifiable USPS Night volume that has no D&R Tag to the local AMC.

11.0.0   RECOURSE ISSUES

11.1.0 It will be a condition to the commencement of the FedEx Services that the parties have mutually determined that the USPS has produced a D&R Tag that provides for a [*] (the "Target Read Rate") in the normal course of FedEx operations. On a recurring basis (but in no event less than quarterly, the parties will perform a test at mutually agreeable locations to test the current read rate. In addition, if in between the quarterly tests, FedEx believes that the read rates have fallen below the Target Read Rates, FedEx will notify USPS and the parties will conduct a test of the read rates. The test will be designed to ensure that the D&R Tag is readable and applied to the Handling Unit in a manner and orientation that allows the bar code to be scanned following the procedures used by FedEx for all other customer packages . USPS will have 10 days from the date the parties verify that the D&R Tag (or its placement) is the problem to resolve the problems. When USPS believes that it has resolved the cause of the low read rate, it will notify FedEx electronically through mutually agreed means. The parties will then jointly test the system to confirm that the problem has been resolved. An additional handling charge, calculated in accordance with Exhibit B will be charged, until the parties have mutually agreed that the problems have been resolved, as described under the heading "Read Rate Discrepancy" for the number of days the discrepancy existed in excess of the 10 day cure period.

11.2.0 If, on any given day, bypass volume falls more than [*] below the bypass target for the Schedule Block, service Commitments will be waived for that day of shipment for the amount packages tendered over the 10%.

11.3.0 Packaging that does not meet FedEx acceptance standards (e.g.. bags with loose hanging strings and Unacceptable Packages) will be returned to the local designated USPS location.

11.4.0 FedEx will have the discretion, to refuse to accept or move on the next business day, any late tender of product or product beyond maximum. FedEx will notify the USPS contact as specified in the Local Plan if the product will not move at the time period originally contemplated by USPS. USPS will have the right to repossess any packages that FedEx has notified USPS it will not move.

11.5.0   Loading the wrong complement of ULDs or loading non-airworthy ULDs.

         If USPS has loaded the wrong complement of ULDs or has loaded into non-Airworthy ULDs, USPS will reload the packages into the correct complements of Airworthy ULDs. FedEx may refuse to accept these Handling Units if such reloading can not be accomplished by the Latest Acceptance Time. If FedEx notifies USPS of a required change in the ULD complement, FedEx will provide the required complement of airworthy ULDs. All Handling Units already loaded in ULDs by USPS prior to receiving the appropriate complement will be accepted by FedEx and will be reloaded by FedEx at no cost to USPS.

12.0.0 START-UP REQUIREMENTS AND TIMELINE: SET FORTH BELOW IS AN IMPLEMENTATION SCHEDULE THAT OUTLINES THE ACTIVITIES AND CRITICAL DATES THAT MUST BE MET IN ORDER TO ENSURE THAT THE FEDEX SERVICES COMMENCE ON THE ANTICIPATED SERVICE COMMENCEMENT DATE.

Months Prior to Services     Milestone Accomplishment     Responsible Party
Commencement Date
------------------------     ------------------------     -----------------
         [*]

13.0.0   COOPERATION

13.1.0 FedEx and USPS will identify a list of contact individuals for communication and coordination of day-to-day operations/schedule block planning/fiscal year planning and long range planning. This will be done on a local and national level within thirty days of contract signing. This will be updated quarterly.

13.2.0 Local USPS AMC management will meet at least once a week with the designated local FedEx senior manager during two months prior to the Service Commencement Date to review the status of the implementation of the FedEx Services and during the first month of operation to review the past week's performance and develop resolutions.

13.3.0 The local USPS AMC management will coordinate at least once per month with the designated FedEx senior manager after the first month of operation to review performance and develop resolutions.

13.4.0 Local USPS AMC management will review and revise, as necessary, each local plan subject to the agreement of the designated local FedEx senior manager or designee for each Schedule Block no later than 21 days prior to the Schedule Block Implementation Date.

13.5.0 Designated contact individuals from FedEx and USPS will resolve all day-to-day operational issues including but not limited to -

13.5.1   Spot Opportunities to increase volume tendered to FedEx by USPS

13.5.2   Overflow requests for special movements

13.5.3   Service Levels and Performance

13.5.4   Revisions to finalized schedule period

13.6.0 FedEx and USPS will designate a system wide operations review delegation (the "SWORD Committee") to address continuous improvement. The review committee will meet quarterly with more frequent meetings during the first six months. - Discussions will include but will not be limited to

13.6.1   Performance parameters

13.6.2   Billing and IT issues

13.6.3   Service opportunities

13.6.4   Holiday and exception planning

13.6.5   Volume adjustments

13.6.6   Long range planning/forecasts

13.6.7   Changes to the Scanning Specifications

13.6.8 Proposals for methods of making operations more cost efficient for both parties.

13.7.0 FedEx and USPS contract administrators will be identified for communication and coordination of day-to-day revenue contract operational requirements and support, and fiscal year and long range planning.

13.8.0 FedEx will provide office space in Memphis, Tennessee for three liaison employees of USPS.

                           ATTACHMENT I - DAY PRODUCT

                                       [*]

                          ATTACHMENT II - NIGHT PRODUCT

                                       [*]

                   ATTACHMENT III TO OPERATING SPECIFICATIONS

              GUIDELINES FOR DETERMINATION OF AIRWORTHINESS OF ULDS

The Airworthy ULD Inspection Checklist (laminated 3" x 5", M-8266A, LOGOS# 154731, or laminated 8-1/2" x 11", M-8266B, LOGOS# 154730) has been developed to provide all personnel working with ULDs a set of criteria for determining whether or not a ULD is airworthy.

The following checks must be performed (using the checklist) on any ULD prior to use:

1. The primary inspection must be performed by the qualified designee prior to loading the ULDs with freight.

2. The secondary (final) inspection is performed by the uppers/lowers captain. He must inspect the ULD at the aircraft prior to loading the ULD onto the aircraft. This ensures that only airworthy ULDs (loaded with freight) are loaded onto aircraft. The uppers/lowers captain must enter his name and employee number in the appropriate field of the onload control sheet confirming that all ULDs loaded on the flight are airworthy according to the checklist. Then the onload control sheet is filed in the Ramp Paperwork 30-day File.

         NOTE: The uppers/lowers captain does not check the checklist items marked with an asterisk (*).

If damage to a ULD is at or above the measurements described below, the ULD is considered NU or TO (not usable or truck only). See Figure 1 for typical ULD, and Figure 2 for typical pallet, structural components. If damage to the ULD is below the measurements described in this manual, the ULD is considered an AW (airworthy) ULD.

         NOTE: Under no circumstances is duct tape to be used for ULD repair. Use only aluminum speed tape (LOGOS# 115230) to patch holes in aluminum ULDs that fall within the measurements described in the checklist below. Tape should be used and properly applied to both sides of the damaged area and overlap the hole at least 3".

         NOTE: Aluminum speed tape must be used on HAZ cans with holes to be considered airworthy (SAX/AWX/AYX).

         NOTE: Aluminum speed tape should never be used on a vinyl curtain. If curtain damage falls within AW specifications, nothing is required. Cloth tape or Gill Liner tape may be used on TO or NU ULD curtains to secure.

         NOTE: Door locks must be operable for the container to be considered airworthy.

This checklist is divided into two sections, Containers (front) and Pallets/Nets
(back). Use the checklist to ensure that any damage to the ULD falls within the measurements.

CONTAINERS

         Vinyl Doors:

         Tears and/or rips are not greater than 8" x 10."
         There are no broken door cables.
         Door cables are not severely frayed (more than 25% of its strands are broken).
         Door bar has no cracks greater than 1" x 3/8."

         Removable Doors:

         Panels have no tears, punctures, or holes greater than 4" x 2". Door frame cracks are less than 3" x 1/2."

         Extrusions/Frame:

         Cracks are less than 3" x 1/2."
         Dents are less than 2."

         Aluminum Panels:

         Panels have no tears, punctures, or holes greater than 4" x 2" within 3" of any adjoining edge extrusion.
         Panels have no tears or punctures greater than 7" x 4" beyond 3" of any adjoining edge extrusion.

         Lexan Panels:

         Panels have no tears, rips, cracks, or punctures within 2" of any panel extrusion.
         Panels have no tears or punctures greater than 10" in length beyond 2" of any adjoining edge extrusion.

         Base Sheet:

         Base sheet has no tears, punctures, or drilled holes greater than 1/2."

         Base Rails*:

         Cracks, splits, or dents do not exceed 3" x 1/2."

         Rivets Base Sheet:

         There are at least 5 good rivets between any 2 missing rivets. There are no more than 5 missing rivets.

         NOTE: Speed tape (Logos 115230) should be applied to holes that are within airworthy limits and be properly applied to both the interior and exterior of the container.

PALLETS/NETS

         Base Sheet:

         Within 3" of any adjoining edge extrusion, there are no tears or punctures greater than 3" x 1."
         Beyond 3" of any adjoining edge extrusion, there are no tear or puncture greater than 6" x 2."

         Base Rails:

         Cracks, splits, or dents do not exceed 3" x 1/2."
         Inflection (bowing of edges toward center) is less than 4."

         Rivets Base Sheet:

         There are at least 5 good rivets between any 2 missing rivets. There are no more than 5 missing rivets.

         Net Criteria:

         Net has 4 edges corresponding to the 88" or 96" and 125" sides of the pallet.
         Each short side has 4 permanently attached, serviceable double stud locks.
         Each long side has 5 permanently attached, serviceable double stud locks.
         One cinching lash cord is attached at each corner. The cord must not be cut or excessively worn.
         Net mesh openings have:
         No more than two cut diamonds on any side.
         No more than two adjoining cut diamonds.
         No cut diamonds on the bottom two rows of diamonds.

         NOTE: A 50% load reduction or a pallet gross weight of 7,500 pounds is allowed if the damage above the bottom two rows of diamonds are not greater than two cut diamonds per side and that there is a minimum of one complete diamond between any two cut diamonds.

NET KIT

         Net kits are being installed on all new SAA and AMJ units. The net kit allows a non-airworthy container to be used as if it was in an airworthy status provided a pallet net is secured over the damaged container.

         There are two restrictions to the net kit program:

         1. The maximum certified weight limit for an SAA is reduced from 13,300 lbs to 9,975 lbs., a 25% reduction. The maximum certified weight limit for an AMJ is reduced from 15,000 lbs to 11,250 lbs., a 25% reduction.

         2. The option to use the net kit is limited to 90 days from the first date that a net is applied to a non-airworthy container, no matter if the netting option is used everyday or just a few days within the 90-day period.

       NOTE: Continue to mark the ULD airworthiness status on the closeout slips as you would normally, using the airworthiness rules. If the ULD is a TO status, mark the closeout slip TO. This ensures that the closeout slip and the ULD system match in airworthiness status. Once the ramp agent answers 'Y' in the weight and balance system for yes to the container is netted, the condition status will change to "##" (symbols that looks like pallet nets)

HAZARDOUS MATERIALS ULD HOSE CONNECTION

The hazardous material ULD's hose connector must be checked for stability. Push on the outside of the connector to ensure flexibility.

WARNING: INJURY TO FLIGHT CREW OR AIRCRAFT DAMAGE WILL OCCUR IF THE HAZARDOUS MATERIAL ULD DOES NOT FUNCTION PROPERLY DURING AN EMERGENCY.

SAA OPEN FRONT CONTAINERS

Holes, tears, or rips to the vinyl door covers are permissible as long as they fall within the limits of the Airworthy ULD Inspection Checklist.

DROPPED ULDS

Dropping a ULD (loaded or empty) is considered an accident and must be reported.

PLACARDING DAMAGED ULDS

When a ramp agent or qualified designee discovers a damaged ULD at his ramp location, he must determine if the ULD is AW (airworthy), TO (truck only) or NU (not usable). Use the Airworthy ULD Inspection Checklist to determine the ULD's airworthy status. TO or NU ULDs must be placarded with the Damaged ULD Placard (M-8262, LOGOS 154405) (Figure 3 and Figure 4) (refer to R7-15-10-5 DAMAGED NET/ULD PLACARD PROCEDURE). Nonairworthy ULDs must be routed to the closest repair facility in EWR, MEM, LAX, or IND, MNL, CDG, or to a city that connects with any of these repair sites.

       NOTE: Managers must ensure all damaged assets are entered into FAMIS, FS-1861 (refer to R7-15-10-5 DAMAGED NET/ULD PLACARD PROCEDURE

                                  ATTACHMENT IV
                                       TO
                            OPERATING SPECIFICATIONS

                             UNACCEPTABLE PACKAGING

PACKAGING AND MARKING

All packages must be prepared and packed for safe transportation with ordinary care in handling. Any articles susceptible to damage as a result of conditions which may be encountered in air transportation, such as changes in temperature or atmospheric pressure, must be adequately protected by proper packaging.

Items that cannot be packed into cartons (auto tail pipes, mufflers, tires, rims, etc.) should have all sharp edges and protrusions wrapped and the address label secured by pressure-sensitive tape wrapped completely around the object.

Briefcases, luggage, garment bags, aluminum cases, plastic cases, computer cartons or similar types of items whose outer finish might be damaged by adhesive labels, soiling, marking or other types of surface damage that is normal with ordinary care in handling should be placed in a protective container for shipment. Items with casters, wheels or rollers must have them removed or packaged to prevent damage.

Blood, urine and other non-infectious liquid diagnostic specimens will be accepted only when shipped in a sturdy outer container constructed of cardboard/corrugated fiberboard, wood, metal or rigid plastic containing a sealed watertight primary receptacle placed inside of a sealed watertight secondary receptacle. Absorbent material must also be placed inside of the secondary watertight receptacle. Packaging must be larger than 7" in length, 4" in width, and 2" in depth. Packages smaller than the minimum size should be placed in other packaging. Unacceptable packaging includes, but is not limited to, StyrofoamTM, plastic bags, paper envelopes, FedEx Envelope, FedEx Packet, FedEx Pak, FedEx Box, FedEx Tube, and FedEx 10kg and FedEx 25kg boxes. We will refuse to accept packages not meeting these or any federal requirements. Also, all shipments of blood and blood products must comply with all applicable local, state and federal laws governing packing, marking and labeling.

FedEx will only accept shipments of firearms when either the shipper or recipient is a licensed manufacturer, licensed importer, licensed dealer or licensed collector and is not prohibited from making such shipments by federal, state or local regulations when these conditions are met. FedEx will accept and deliver firearms between all areas served in the U.S. and Puerto Rico. Firearms must be shipped via FedEx Priority Overnight and may not be sent C.O.D. Upon presenting the package for shipment, the shipper is required to inform FedEx that the package contains a firearm. Firearms may not be shipped in one complete piece. When tendered for shipment, the firearm must be rendered inoperable, either by removing the firing pin in the gun and disconnecting the barrel, or by some other means so the package does not contain a completely assembled, usable weapon. The outside of the package should bear no label, marking, or other written notice that a firearm is contained within. This includes the abbreviation of the name of the shipper or recipient if the name would clearly indicate that the package could contain a firearm. Firearms and ammunition may not be shipped in the same package. Ammunition is always an explosive and must be shipped as dangerous goods. The shipper and recipient are required to comply with all applicable government regulations and laws, including those pertaining to labeling. The local division office of the Bureau of Alcohol, Tobacco and Firearms (ATF) can provide assistance with the packaging and shipment of firearms.

FedEx will accept alcohol shipments (beer, wine and hard liquor) when both the shipper and recipient are either a licensed wholesaler, licensed dealer, licensed distributor, licensed manufacturer, or licensed importer. Alcohol service into, out of, or within the states of Massachusetts and New Hampshire is not currently available. Shipments from licensed entities to consumers are permitted in certain instances for wine shipments only. Shippers making direct shipments to consumers must complete a FedEx Supplemental Wine Shippers Agreement.

Tobacco products will be accepted only when shipped from a licensed dealer or distributor to another licensed dealer or distributor.

Plants and plant materials, including seedlings, plant plugs and cut flowers, must be shipped in accordance with applicable state and federal laws. Packages containing these items may be inspected by government agencies, which may result in a delay in delivery.

Ostrich/emu eggs may be shipped only in accordance with applicable state and federal laws. The shipper is responsible for ensuring compliance with state and federal law.

FedEx does not provide special handling for packages bearing "Fragile," "Refrigeration required," or orientation markings (e.g., "UP" arrows or "THIS END UP" markings).

Meat, fish and poultry shipments can be shipped only in accordance with applicable state and federal laws. The shipper is responsible for ensuring compliance with state and federal law.

Shipments of over-the-counter and prescription pharmaceuticals will only be accepted when tendered in accordance with applicable federal, state or local laws. The shipper is responsible for compliance with all applicable laws. Pharmaceutical packages should bear no label, markings, or other written notice that a pharmaceutical is contained within. Proper packaging such as cotton or other appropriate packing material should be used in order to protect the contents of the shipment.

The following items are prohibited and will not be accepted:
a. Cash, currency, collectible stamps and coins
b. Live animals, including birds, reptiles, fish (Edible seafood such as live lobsters, crabs or other types of fish/shellfish for human consumption are acceptable, provided the shipper is in compliance with state and federal laws.)
c. Animal carcasses will not be accepted. Animal heads and other parts for taxidermy may be accepted but must be properly packaged. Restrictions do not apply to materials intended for consumption.

d. Human corpses or body parts; cremated or disinterred human remains
e. Shipments which require us to obtain a federal, state or local license for their transportation
f. Shipments which may cause damage or delay to equipment, personnel or other shipments
g. Lottery tickets and gambling devices where prohibited by federal, state or local law
h. Hazardous waste, used hypodermic needles and/or syringes or medical waste
i. Packages/shipments that are wet, leaking or emit an odor of any kind
j. Packages that are wrapped in kraft paper
k. Live insects
l. Shipments whose carriage is prohibited by law, statute or regulation of any state in which the shipment may travel
m. Shipments whose carriage is prohibited by applicable federal, state or local law
n. Shipments with loose hanging straps or strings.

                                    EXHIBIT B

                                  RATE SCHEDULE

Pricing

A. Day System pricing will be composed of three pricing components; Non-fuel transport, Fuel transport and Package Handling.

         1. Non-fuel transport pricing will be based on the cubic feet of lift provided by FedEx. The initial rate will be [*]/ft(3) and will escalate [*]% per year beginning with the Schedule Period inclusive of the following dates.

                             Year 2      August 27, 2002
                             Year 3      August 27, 2003
                             Year 4      August 27, 2004
                             Year 5      August 27, 2005
                             Year 6      August 27, 2006
                             Year 7      August 27, 2007

                  Non-fuel transport rate by container type:

                                   --------------------------------------------------------------------------------------------
                                                                          RATE/FT(3)
                                   --------------------------------------------------------------------------------------------
                                                                                  [*]
                                   --------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
CONTAINER            CU/FT         Year1        Year2        Year3         Year4          Year5        Year6         Year7
-------------------------------------------------------------------------------------------------------------------------------
AMJ
AYY
AYX
AKE                      [*]                                                    [*]
AVE
AWX
SAA
SAX
AAM
-------------------------------------------------------------------------------------------------------------------------------

                  For containers not included in the matrix, the rate will be the appropriate non-fuel transport pricing Rate/Ft(3) multiplied by the container cubic feet.

                  For Handling Units that are accepted by FedEx as bulk loaded (not in ULDs) the weight from the Trans-Log File will be divided by [*] and then multiplied by the appropriate non-fuel transport pricing rate.

                  Year 1 Example

                       Weight/Pkg DIVIDED BY [*] Lbs/Ft(3) * [*]/Ft(3)

                  In the event that records are missing from the Trans-Log File by Day 3 of the billing process, FedEx will calculate the transportation charges using the ship day average weight per Handling Unit excluding ULDs for USPS products. If no Trans-Log File data is available for that operating day, FedEx will use the most recent same day of week weight per Handling Unit excluding ULDs to determine the transport charge. In the event that the type of ULD cannot be determined by the time of rating, FedEx will use the Schedule Period load plan to determine the container type.

             2. Fuel transport pricing will be based on the cubic feet of lift provided by FedEx. The bill rate will be calculated based on the most recently published Producer Price Index defined below. Prior to each Schedule Period the Fuel transport pricing will be calculated as follows:

                  a. Fuel transport pricing will be adjusted based on fluctuations in the Producer Price Index (PPI) for jet fuels as published by the US Department of Labor and Bureau of Labor Statistics (BLS) (Commodity Code 05 7203 (NOT SEASONALLY ADJUSTED ))

                  b. The base fuel transport price is [*] at a PPI of [*] in 1982 dollars.

                  c. Fuel transport pricing adjustment factor is the ratio of the most recently published PPI to the base PPI.

                                       Current PPI/Base PPI (71.4)

                  d. The fuel transport price will be calculated by multiplying the base fuel transport price by the fuel price adjustment factor:

                     Fuel Adjustment Factor x Base Fuel Transport Price ($[*])

                  For Handling Units that are accepted by FedEx as bulk loaded (not in ULDs) the weight from the Trans-Log File will be divided by [*] Lbs/Ft(3) and then multiplied by the appropriate fuel transport pricing rate.

                  Year 1 Example

                  Weight/Pkg DIVIDED BY [*]Lbs/Ft(3) * Fuel Adjustment Factor X Base Fuel Transport Price ([*])

                  In the event that records are missing from the Trans-Log File by Day 3 of the billing process, FedEx will calculate the transportation charges using the ship day average weight per Handling Unit excluding ULDs for USPS products. If no Trans-Log File data is available for that operating day, FedEx will use the most recent same day of week weight per Handling Unit excluding ULDs to determine the transport charge. In the event that the type of ULD cannot be determined by the time of rating, FedEx will use the Schedule Period load plan to determine the container type

             3. Package h andling pricing on individual Handling Units will be based on units unloaded, sorted, or reloaded by FedEx. The initial rate will be $[*]/h.u. and will escalate [*]% per year beginning with the Schedule Period inclusive of the following dates. The package handling fee will be charged to every Handling Unit where Fedex has scanned the D&R Tag. There will be only one handling charge per scanned D&R tag. If FedEx must re-handle packages in a bypass container due to operational needs (e.g. change of aircraft gauge), billing will be adjusted and a credit will be issued to the USPS on the equivalent packages for the container type. Equivalent packages given in the table below.

                                                               NUMBER OF
                    CONTAINER              CU/FT              HANDLING UNITS
                    ---------------------------------------------------------
                    AMJ                              590                  230
                    AYY                              202                   79
                    AYX                              202                   79
                    AKE                              153                   60
                    AVE                              153                   60
                    AWX                              265                  103
                    SAA                              427                  166
                    SAX                              418                  163
                    AAM                              564                  220
                    ----------------------------------------------------------

                                           Date                      Rate
                Year 2                August 27, 2002                 [*]
                Year 3                August 27, 2003
                Year 4                August 27, 2004
                Year 5                August 27, 2005
                Year 6                August 27, 2006
                Year 7                August 27, 2007

B. Night System pricing will be based on the weight of individual Handling Units excluding Bypass Containers and a cubic foot rate for Bypass Containers.

         1. The non-fuel transport pricing initial rate for handling units excluding bypass containers will escalate [*]% per year beginning with the schedule period inclusive of the following dates.

                       Year 2                 August 27, 2002
                       Year 3                 August 27, 2003
                       Year 4                 August 27, 2004
                       Year 5                 August 27, 2005
                       Year 6                 August 27, 2006
                       Year 7                 August 27, 2007

                      ---------------------------------------------------------------------------------------------------------
                      RATE/LB
        HANDLING UNIT
                      ---------------------------------------------------------------------------------------------------------
     WEIGHT           YEAR 1          YEAR 2           YEAR 3          YEAR 4         YEAR 5        YEAR 6       YEAR 7
     ------           ------          ------           ------          ------         ------        ------       ------
         [*]               [*]             [*]              [*]             [*]           [*]          [*]          [*]
-------------------------------------------------------------------------------------------------------------------------------


                  The Handling Unit weight will be derived from the Trans-Log File. In the event that records are missing from the Trans-Log File by Day 3 of the billing process, FedEx will calculate the transportation charges using the ship day average weight per Handling Unit excluding ULDs for USPS products. If no Trans-Log File data is available for that operating day, FedEx will use the most recent same day of week weight per Handling Unit excluding ULDs to determine the transport charge.

         2. Fuel transport pricing will be based on the weight accepted by FedEx. The bill rate will be calculated based on the most recently published Producer Price Index defined below. Prior to each Schedule Period the Fuel transport pricing will be calculated as follows:

                  A Fuel transport pricing will be adjusted based on fluctuations in the Producer Price Index (PPI) for jet fuels as published by the US Department of Labor and Bureau of Labor Statistics (BLS) (Commodity Code 05 7203 (NOT SEASONALLY ADJUSTED))

                  B The base fuel transport price is [*]/lb at a PPI of [*] in 1982 dollars.

                  C Fuel transport pricing adjustment factor is the ratio of the current PPI to the base PPI.

                                        Current PPI/Base PPI [*]

                  D The fuel transport price will be calculated by multiplying the base fuel transport price by the fuel price adjustment factor:

                     Fuel Adjustment Factor X Base Fuel Transport Price ([*]/lb)

         3. Bypass Container non-fuel pricing will be based on cubic feet of lift provided by FedEx. The initial rate will be [*]/ft3 and will escalate [*]% per year beginning with the schedule period inclusive of the following dates.

                               Year 2                 August 27, 2002
                               Year 3                 August 27, 2003
                               Year 4                 August 27, 2004
                               Year 5                 August 27, 2005

                               Year 6                 August 27, 2006
                               Year 7                 August 27, 2007

                  Non-fuel transport rate by container type:

                                                                          RATE/FT(3)
                            -------------------------------------------------------------------------------------------------------
                                      [*]            [*]           [*]            [*]             [*]            [*]           [*]
-----------------------------------------------------------------------------------------------------------------------------------
CONTAINER           CU/FT       YEAR1         YEAR2          YEAR3         YEAR4           YEAR5          YEAR6          YEAR7
---------           -----       -----         -----          -----         -----           -----          -----          -----
AMJ                     [*]           [*]            [*]           [*]            [*]             [*]            [*]           [*]
---
AYY
---
AYX
---
AKE
---
AVE
---
AWX
---
SAA
---
SAX
---
AAM
---
-----------------------------------------------------------------------------------------------------------------------------------


         4. Bypass containers fuel transport pricing will be based on cubic feet of lift provided by FedEx. The bill rate will be calculated based on the most recently published Producer Price Index defined below. Prior to each Schedule Period the Fuel transport pricing will be calculated as follows:

         a. Fuel transport pricing will be adjusted based on fluctuations in the Producer Price Index (PPI) for jet fuels as published by the US Department of Labor and Bureau of Labor Statistics
                  (BLS) (Commodity Code 05 7203 (NOT SEASONALLY ADJUSTED ))

         b. The base fuel transport price is [*]/ft(3) at a PPI of [*] in 1982 dollars.

         c. Fuel transport pricing adjustment factor is the ratio of the most recently published PPI to the base PPI.

                                     Current PPI/Base PPI ([*])

         d. The fuel transport price will be calculated by multiplying the base fuel transport price by the fuel price adjustment factor:
                  Fuel Adjustment Factor x Base Fuel Transport Price ([*]/ft(3))

C. Supplemental Bills

         1. Minimum Guaranteed Volume for the Day-turn Network- if Minimum Guaranteed Volume is not achieved as described in paragraph
                  11.2 of the contract, FedEx will provide a supplemental bill for the difference between actual volume accepted by FedEx and the Minimum Guaranteed Volume for the Schedule Period as calculated in paragraph 11.1 of the contract. Day-turn Handling charges will be billed at the agreed upon handling percentage (1-Bypass Percentage) minus [*] percentage points. Day-turn Transport - fuel and non-fuel - charges will be calculated at the current rates on the difference between actual and Minimum Guaranteed Volume for a Schedule Period as calculated in paragraph 11.1 of the contract.

         2. Minimum Guaranteed Volume for the Night-turn Network - if Minimum Guaranteed Volume is not achieved as described in paragraph 11.2 of the contract, FedEx will provide a supplemental bill for the difference between actual volume accepted by FedEx and the Minimum Guaranteed Volume for the Schedule Period as calculated in paragraph 11.1 of the contract. Night-turn Transport - fuel and non-fuel - charges will be calculated at the current rates on the difference between actual and Minimum Guaranteed Volume for a Schedule Period as calculated in paragraph 11.1 of the contract.

         3. ULD Damage - FedEx will provide a supplemental bill for containers damaged by the USPS as outlined in the Operations Specification. The supplemental bill will be for [*]/ULD damaged for damage to the upper portion of the ULD and for [*]/ULD damaged for damage to the base of the ULD.

         4. Read Rate Discrepancy - if a read rate discrepancy occurs as described in the Operations Specification, FedEx will provide a supplemental bill based on the percentage of misreads greater than the standard rate. The rate will apply to product accepted for the periods after the 10 day cure period and prior to problem resolution.


Current Read Rate - Standard Read Rate = Read Rate Adjustment

                  a.       Day System Handling rate


Current Handling Rate * Read Rate Adjustment * Number of Handling Units

                  b.       Night System Handling rate -

Current per pound rate * Read Rate Adjustment * Number of Handling Units * .15

         5. Shuttle Rate - If USPS requests the addition or deletion of FedEx shuttle services between USPS and FedEx facilities the supplemental billing or credit rate will be calculated on transport mode and distance.

                  a. CTV Shuttles will be charged at a rate of [*]/mile roundtrip with a minimum of [*]/trip.

                  b. Tug and Dolly Shuttles will be charged at a rate of [*]/mile roundtrip with a minimum of [*]/trip

                                    EXHIBIT C
                               PAYMENT PROCEDURES

I.       DEFINITIONS

         Capitalized terms not otherwise defined herein shall have the meaning set forth in Agreement.

II.      RECONCILIATION AND INVOICING PROCESS

         Payment terms are ten calendar days following the close of the Shipping Period. The following procedures will be observed in the billing process:

         1. All data exchanges between USPS and FedEx for the reconciliation process will be performed electronically and sent to specified Mailboxes operated by each organization. Each file will have an individually specified transmission interval.

         2. For all files exchanged between FedEx and the USPS, any changes to layout or data definition must be communicated to the receiving party at a minimum of 60 calendar days prior to implementation or sooner if mutually agreed to.

         3. All file transfers must adhere to USPS Security & Privacy rules as well as all FedEx Data Protection policies.

         4.       The reconciliation process will be:

                  a.       USPS completes shipment Day 0

                  b.       FedEx Revenue receives FedEx Scan Data on Day 1

                  c. USPS Transmits Trans Log and Org Summary data to FedEx on Day 1. If unavailable, the process continues.

                  d.       FedEx compares FedEx Scan data to Trans Log data:

                           - Identifies any D&R Tags that were scanned and not in the original Trans Log data, and returns to USPS an UnMatched Scan file of all shipments FedEx moved that were not on the original Trans Log file on Day 2.

                           - In the event that no records are unmatched, an empty UnMatched Scan file will be transmitted. If unavailable to USPS, FedEx will decide whether to continue the process without UnMatched Scan file or delay the Revenue Reconciliation process.

                  e. USPS will research the UnMatched Scan file and return an UnMatched Found file and UnMatched Not Found file on Day 3.

                  f.       FedEx will calculate all applicable charges using:

                           - Trans Log data, UnMatched Found data, and for UnMatched Not Found FedEx will use a previous ship day of week data for charge purposes and send back to the USPS the Reconcile file on Day 4. The Reconciliation file will include all shipments, both Matched and UnMatched.

                  g. Steps B through F will be repeated for each Shipping Day. On the fourth business day following the last day of the Shipping Period (Friday), FedEx and the USPS must have reconciled the entire Shipping Period.

                  h. On the tenth calendar day (unless the tenth day is a USPS holiday, in which case, the eleventh day) following the close of the Shipping Period USPS will make an electronic funds transfer "File and Funds" for the entire amount charged in the Reconcile files to FedEx for the Shipping Period closed.

III.     RATE STRUCTURES

         Supplemental Charges may be assessed each Schedule Period for:

         1.       Minimum Guaranteed Volume.

         2.       ULD Damage.

         3.       Read-Rate.

         4.       Shuttle Charges

         The amount to be charged is the amount determined in accordance with the Agreement, the Operations Specifications and Exhibit B.

IV.      DATA FILE REQUIREMENTS

         Minimum data required for each file transmitted between FedEx and the USPS is as follows:

         1. Trans Log file - D&R barcode, origin zip, destination zip, ship date, weight (if a piece), and Bypass or Non-Bypass container indicator (if container)

         2.       UnMatched file - D&R barcode, scan date

         3.       Found file - same as Trans Log file

         4.       Not Found file - same as UnMatched file

         5. Reconcile file - D&R barcode, origin zip, destination zip, ship date, weight (if a piece), and Bypass or Non-Bypass container indicator (if container), Transportation charge, Handling charge, Fuel charge, applicable revenue scans used in the revenue reconciliation process and amount Excisable

V.       ISSUE SCENARIOS

         Issue Scenarios and Actions define potential Issues that may arise during normal activities between the USPS and FedEx and the actions that should be taken by either the USPS or FedEx.

         1. Disputes not resolved during the reconciliation process will not alter the total amount due for the Shipping Period. Payment in full for the Shipping Period will be remitted to FedEx 10 calendar days after close of the Shipment Period. Resolution of any dispute will follow the normal FedEx invoice adjustment process thought the FedEx Contract Administrator.

                  - If initiated by USPS, contact Contract Administrator, Worldwide Revenue Operations, FedEx

                  - If initiated by FedEx, contact, Supervisor, Accounts Payables, Transportation, USPS

         2. Inability to Send or Receive Data Files at specified transmission time interval

                  - If initiated by USPS, contact Contract Administrator Support, Worldwide Revenue Operations, FedEx

                  - If initiated by FedEx, contact IP Program Manager, Network Ops Mgmt, USPS

         3.       USPS EFT was not successful


                  - If initiated by FedEx, contact Supervisor, Accounts Payables, Transportation, USPS

                  - If initiated by USPS, contact Contract Administrator, Worldwide Revenue Operations, FedEx

         4.       EFT amount does not match the reconciled amount

                  - If EFT amount is greater than reconciled amount, contact Contract Administrator, Worldwide Revenue Operations, FedEx

                  - If EFT amount less than reconciled amount, contact Supervisor, Accounts Payables, Transportation, USPS

         5. USPS unable to transmit Trans Log data to FedEx by specified transmission time

                  - FedEx will identify D&R Tags not on the Trans-Log File provide by USPS and notify USPS in the FedEx UnMatched File.

                  - USPS researches (attempts to find missing Trans-Log data). If Trans-Log data is not available, USPS USES FEDEX DATA AS UNEQUIVOCAL PROOF AS FEDEX HAS MOVED AND PROCESSED USPS PRODUCT.

                  - USPS will default to FedEx data when they are unable to provide Trans-Log data within the defined Reconciliation Period (three days following the shipment day). FEDEX WILL CHARGE THE AVERAGE WEIGHT AS DEFINED IN SECTION

                           III (RATE STRUCTURE) FOR THE PRODUCT TENDERED BY THE USPS TO FEDEX FOR ANY D&R TAG THAT USPS CANNOT PROVIDE A TRANS-LOG DATA RECORD.

         6. In the event there is a catastrophic equipment and/or system failure

                  - FedEx will provide an electronic file to USPS identifying all D&R Tags FedEx scanned that were lost

                  -        FedEx will notify Vice President, Transportation,
                           USPS

                  - USPS cannot produce D&R Tags - SEPARATE CONTINGENCY PLAN MUST BE DEVELOPED TO INCLUDE OPERATIONAL, REVENUE AND IT ISSUES.

         7. Under what circumstances may a Delivery scan be missing for a container D&R Tag

                  - For Mixed Containers a Delivery scan will not be provided since the container is unloaded during our sort operations.

                  - For the contents of Bypass Containers FedEx will not have any scan data unless the Bypass Container is trans-loaded for FedEx operational requirements.

                                    EXHIBIT D

                                  MEDIATOR LIST

         [THIS DOCUMENT IS TO BE PROVIDED IN ACCORDANCE WITH AGREEMENT]

                                    EXHIBIT E

                                     FORM OF

                                ESCROW AGREEMENT

         THIS ESCROW AGREEMENT ("Agreement"), made and entered into as of the ___ day of __________, 20__, by and among Federal Express Corporation, a Delaware Corporation, ("FedEx"), the United States Postal Service, an independent establishment of the United States of America ("USPS"), and _______________________________________________, a ______________ corporation
("Escrow Holder");

                              W I T N E S S E T H:

         WHEREAS, FedEx and USPS have entered into that certain Transportation Agreement dated as of __________, 2001 ("Transportation Agreement"), pursuant to which FedEx has agreed to provide and USPS has agreed to purchase certain transportation services, pursuant to the terms of the Transportation Agreement.

         WHEREAS, in accordance with the terms and conditions of the Transportation Agreement, each party has agreed to deposit into escrow with Escrow Holder amounts that represent a portion of certain disputed claims as more fully described in Article 3 and Section 7.3 of the Transportation Agreement. Such sum together with any and all additions thereto and interest and earnings thereon being referred to herein as the "Escrow Money"), to be held, invested and disbursed by Escrow Holder in accordance with the terms and conditions of this Agreement; and

         WHEREAS, Escrow Holder agrees to act as escrow agent to hold, administer, invest and disburse the Escrow Money on the terms and conditions herein set forth;

         NOW, THEREFORE, for and in consideration of the foregoing and the mutual covenants of the parties contained herein, the parties hereto agree as follows:

         1. ADMINISTRATION AND INVESTMENT OF ESCROW MONEY. (a) Escrow Holder shall hold, administer and disburse the Escrow Money pursuant to this Agreement. Escrow Holder shall invest the Escrow Money as instructed by the party depositing the funds (the "Depositing Party"), and shall from time to time reinvest the Escrow Money as so instructed in writing by the Depositing Party, in United States securities, including Treasury Bills and United States Government guaranteed obligations, certificates of deposit, time or demand deposits, or repurchase agreements.

         (b) Simultaneous with the delivery of the Escrow Money to Escrow Holder, the Depositing Party shall deliver to the other party a written statement specifically identifying the amount of the Escrow Money and any investment directions to the Escrow Holder.

         2. DISBURSEMENT. (a) In accordance with the Transportation Agreement, FedEx and USPS shall promptly provide written notification to Escrow Holder executed by both parties of the disposition and disbursement of the Escrow Money ("Disbursement Notice"), and Escrow Holder may rely upon such Disbursement Notice or until ordered by final court order, decree or judgment, which is not subject to appeal, to deliver the Escrow Money to a particular party, in which event the Escrow Money shall be delivered in accordance with such notice, instruction, order, decree or judgment.

         (b) Escrow Holder shall pay the entire Escrow Money in accordance with the instructions set forth in the Disbursement Notice not later than one (1) business day following receipt of the Disbursement Notice [as long as the current investment can be liquidated in one (1) business day] and this Agreement shall thereupon be null and void and the parties hereto shall have no further liability or obligations hereunder. The Escrow Money shall be released and delivered to the particular party from Escrow Holder upon Escrow Holder's receipt of the Disbursement Notice as set forth in Section 2(b) above, despite any objection or potential objection by a party. The parties agree it shall have no right to bring any action against Escrow Holder which would have the effect of delaying, preventing, or in any way interrupting Escrow Holder's delivery of the Escrow Money pursuant to this Section 2.

         3. ESCROW AGREEMENT. (a) Escrow Holder will perform its obligations hereunder fairly and impartially according to the intent of the parties as herein expressed; provided, however, that Escrow Holder is to be considered as a depository only, shall not be deemed to be a party to any document other than this Agreement, and shall not be responsible or liable in any manner whatsoever for the sufficiency, manner of execution, or validity of any written instructions, certificates or any other documents received by it, nor as to the identity, authority, or rights of any persons executing the same. Escrow Holder shall be entitled to rely at all times on instructions executed by both FedEx and USPS, as the case may be and as required hereunder, without any necessity of verifying the authority therefor. Notices given by or in the name of the Senior Vice President and General Counsel of FedEx shall be deemed given by FedEx. Notices given by [Senior Vice President and General Counsel of USPS PLEASE INSERT PROPOER TITLE] shall be deemed given by USPS.

         (b) Escrow Holder shall not at any time be held liable for actions taken or omitted to be taken in good faith and without bad faith or gross negligence. FedEx and USPS agree to save and hold Escrow Holder harmless from any loss and from any claims or demands arising out of its actions hereunder and hereby agree to indemnify Escrow Holder from any claims or demands for losses arising out of its activities hereunder; provided, however, the indemnity set forth herein shall not apply to any actions taken or omitted to be taken with bad faith or gross negligence.

         (c) It is further understood by FedEx and USPS that, if Escrow Holder shall become involved in litigation with respect to this Agreement or the Transportation Agreement, whether as the result of any disagreement between FedEx and USPS or adverse demands and claims being made by any of them upon Escrow Holder or otherwise, such parties agree that they, jointly and severally, are and shall be liable to Escrow Holder and shall reimburse Escrow Holder for the reasonable costs, expenses and counsel fees Escrow Holder shall incur or be compelled to pay by reason of such litigation. FedEx and USPS agree among themselves that each shall be responsible to advance one-half (1/2) of all amounts due Escrow Holder for its services as set forth in this Agreement, provided that any such advance by

FedEx or USPS as the result of any dispute or litigation between them shall be without prejudice to their right to recover such amount as damages from the breaching party.

         (d) In taking or omitting to take any action whatsoever hereunder, Escrow Holder shall be protected in relying upon any notice, paper, or other document reasonably believed by it to be genuine, or upon evidence deemed by it to be sufficient, and in no event shall Escrow Holder be liable hereunder for any act performed or omitted to be performed by it hereunder in the absence of gross negligence or bad faith. Escrow Holder may consult with counsel in connection with its duties hereunder and shall be fully protected in any act taken, suffered or permitted by it in good faith and without bad faith or gross negligence in accordance with the advice of such counsel.

         4. TERM OF AGREEMENT. The Escrow Holder is to receive the sum of ______________________________ Dollars ($_______________) for its services as
Escrow Holder. Escrow Holder shall have the right to withhold from the Escrow Money funds to pay the escrow fee and any specific and identifiable charges incurred as a result of the establishment and maintenance of the escrow account required hereunder, including any safekeeping fees or service charges levied by it.

         5. FDIC WAIVER. [This section will be required if the Escrow Holder is a federal bank] (a) FedEx and USPS do hereby certify to Escrow Holder that they are aware that the Federal Deposit Insurance Corporation (FDIC) coverages apply only to a cumulative maximum amount of One Hundred Thousand Dollars ($100,000.00) for each individual depositor for all of depositor's accounts at the same or related institutions.

         (b) FedEx and USPS understand and acknowledge that certain banking instruments such as, but not limited to, repurchase agreements and letters of credit are not covered by FDIC insurance.

         (c) FedEx and USPS understand and agree that Escrow Holder assumes no responsibility for, nor will FedEx and/or USPS hold Escrow Holder liable for, any loss occurring which arises from the fact that the amount of the escrow account established pursuant to this Agreement may cause the aggregate amount of any individual depositor's accounts to exceed One Hundred Thousand Dollars ($100,000.00) and that the excess amount is not insured by the FDIC.

         6. TERM OF AGREEMENT. The term of this Agreement shall be from and after the date of this Agreement as hereinafter set forth to and including the earlier to occur of (i) the events set forth in Section 2 hereof; or (ii) the termination of this Agreement by written agreement of the parties hereto.

         7. NOTICES. All notices, demands, requests or other communications which may or shall be given or served by any party to this Agreement upon any other parties to this Agreement, shall be either (a) sent by certified mail, return receipt requested, in which case notice shall be deemed delivered three
(3) business days after deposit, postage prepaid in the U.S. mail, (b) sent by overnight delivery using Federal Express service or other nationally recognized overnight courier, in which case it shall be deemed delivered one (1) business day after deposit with such courier, (c) sent by facsimile, in which case notice shall be deemed delivered upon transmission of such notice (provided that confirmation of such transmission is evident), or (d) sent by personal delivery, in which case notice shall be deemed delivered upon personal delivery. Such notices, demands, requests or other communications shall be in writing and addressed to the following:

         IF TO FedEx:
                                     ------------------------------------

                                     Attn:
                                           ------------------------------
                                     Telephone:
                                               --------------------------
                                     Facsimile:
                                               --------------------------

         With a copy to:             #                                   #
                                     ------------------------------------

                                     Attn:
                                           ------------------------------
                                     Telephone:
                                                -------------------------
                                     Facsimile:
                                                -------------------------

         IF TO USPS:
                                     ------------------------------------

                                     Attn:
                                           ------------------------------
                                     Telephone:
                                               --------------------------
                                     Facsimile:
                                               --------------------------

         With a copy to:             #                                   #
                                     ------------------------------------

                                     Attn:
                                           ------------------------------
                                     Telephone:
                                                -------------------------
                                     Facsimile:
                                                -------------------------

         IF TO ESCROW HOLDER:
                                     ------------------------------------

                                     Attn:
                                          -------------------------------
                                     Telephone:
                                               --------------------------
                                     Facsimile:
                                               --------------------------

         All parties shall have the right from time to time to designate by written notice to all other parties any other address or place where such notice, demand, or request be addressed.

         8. MISCELLANEOUS. (a) No party may assign its interest in or obligations under this Agreement except as may be permitted pursuant to the Transportation Agreement. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, representatives, successors and assigns.

         (b) This Agreement shall be construed under and governed by the laws of the State of Tennessee and, in the event that any provision hereof shall be deemed illegal or unenforceable, said provision shall be severed herefrom and the remainder of this Agreement shall be enforced in accordance with the intent of the parties as herein expressed.

         (c) This Agreement may not be amended or altered except by an instrument in writing executed by all the parties hereto.

         (d) Terms not specifically defined herein shall have the meanings attributed to such terms in the Transportation Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by and through their respective, duly-authorized representatives as of the date signed by FedEx or USPS (whichever occurs later, as indicated below).

                    FEDERAL EXPRESS CORPORATION

                    By:
                       --------------------------------------------------
                    Title:
                          -----------------------------------------------
                    Date of Signature:
                                      -----------------------------------

                    UNITED STATES POSTAL SERVICE

                    By:
                       --------------------------------------------------
                    Title:
                          -----------------------------------------------
                    Date of Signature:
                                      -----------------------------------

                    ESCROW HOLDER



                    By:
                       --------------------------------------------------
                    Title:
                          -----------------------------------------------
                    Date of Signature:
                                      -----------------------------------

* BLANK SPACES CONTAINED CONFIDENTIAL INFORMATION WHICH HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED